Filed Pursuant to Rule 424(b)(5)
Registration No. 333-253297

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Shares of beneficial interest classified as common stock, par value $0.0001 per share	18,400,000	$12.645	$232,668,000	$25,384.08

(1)	Assumes exercise in full of the underwriters’ option to purchase up to 2,400,000 additional shares of beneficial interest classified as common stock, par value $0.0001 per share.
(2)	Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low prices reported on the New York Stock Exchange on May 10, 2021.
(3)	Calculated pursuant to Rule 457(r) under the Securities Act. The fee payable in connection with the offering pursuant to this prospectus supplement has been paid in accordance with Rule 456(b) under the Securities Act.

PROSPECTUS SUPPLEMENT
(To prospectus dated February 19, 2021)

16,000,000 Shares
of Beneficial Interest Classified as Common Stock

We expect to enter into a forward sale agreement with each Wells Fargo Bank, National Association and JPMorgan Chase Bank, National Association or their respective affiliates, which we refer to in this capacity as the forward purchasers. In connection with the forward sale agreements, the forward purchasers or their affiliates are borrowing from third parties and selling to the underwriters an aggregate of 16,000,000 of common shares of beneficial interest classified as common stock, par value $0.0001 per share, which we refer to as common shares (or an aggregate of 18,400,000 common shares if the underwriters’ option to purchase additional shares is exercised in full) that will be delivered in this offering.

We will not initially receive any proceeds from the sale of common shares by the forward purchasers or their affiliates in this offering. We expect to physically settle the forward sale agreements, which would involve the issuance and delivery by us of common shares against payment by the forward purchasers for those shares on one or more forward settlement dates, which we expect to occur no later than May 11, 2022. We may also elect to cash settle or net share settle all or a portion of our obligations under a forward sale agreement if we conclude it is in our best interest to do so. If we elect to cash settle a forward sale agreement, we may not receive any proceeds, and we may owe cash to the relevant forward purchaser in certain circumstances. If we elect to net share settle a forward sale agreement, we will not receive any proceeds, and we may owe common shares to the relevant forward purchaser in certain circumstances. See “Underwriting–Forward Sale Agreements.”

If any forward purchaser or its affiliate does not sell on the anticipated closing date of this offering all of common shares to be sold by it to the underwriters, we will issue and sell to the underwriters a number of common shares equal to the number of common shares that the forward purchaser or its affiliate did not sell and the number of shares underlying the relevant forward sale agreement will be decreased in respect of the number of shares that we issue and sell.

Our common shares trade on the New York Stock Exchange, which we refer to as the NYSE, under the symbol “LXP.” The last reported trading price of our common shares on May 7, 2021 was $12.63.

Investing in our common shares involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and as set forth in our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 as filed with the Securities and Exchange Commission.

The underwriters have agreed to purchase the common shares at a price of $ 12.108 per share. We expect to receive net proceeds from the sale of our common shares, before estimated expenses, of $193,728,000 million assuming full physical settlement of the forward sale agreements, which we expect to occur no later than May 11, 2022 . The forward sale price is subject to adjustment pursuant to the terms of each of the forward sale agreements, and the actual proceeds, if any, to us will be calculated as described in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The forward purchasers have advised us that they or their respective affiliates intend to acquire common shares to be sold under this prospectus supplement through borrowings from third-party stock lenders. Subject to the occurrence of certain events, we will not be obligated to deliver common shares, if any, under the forward sale agreements until final physical or net share settlement of the forward sale agreements, which we expect to occur no later than May 11, 2022 Although we expect to settle the forward sale agreements entirely by the full physical delivery of our common shares in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a portion of our obligations under any forward sale agreement. See “Underwriting–Forward Sale Agreements” for a description of the forward sale agreements..

We have granted the underwriters a 30-day option from the date of this prospectus supplement, exercisable in whole or in part, from time to time, to purchase up to an additional 2,400,000 common shares. Unless the context requires otherwise, the term “forward sale agreement” as used in this prospectus supplement includes any additional forward sale agreements that we enter into in connection with the exercise, by the underwriters, of their option to purchase additional common shares.

The common shares will be ready for delivery on or about May 13, 2021.

Wells Fargo Securities	J.P. Morgan	KeyBanc Capital Markets

Prospectus Supplement dated May 10, 2021.

Prospectus Supplement

Prospectus

S-i

About this Prospectus Supplement

You should rely only on the information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus and any free writing prospectus prepared by or on behalf of us that relates to this offering of common shares. We have not, and the underwriters and the forward purchasers (and their affiliates) have not, authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the underwriters and the forward purchasers (and their affiliates) are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

This document consists of two parts. The first part is this prospectus supplement, which describes specific terms of this offering of our common shares and adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus and this prospectus supplement. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering of common shares. To the extent that the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any prior document incorporated herein by reference, the information in this prospectus supplement shall control. You should read both this prospectus supplement and the accompanying prospectus, as well as the additional materials described under the caption “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus, before investing in our common shares.

All references to the “Company,” “we,” “our” and “us” in this prospectus supplement means Lexington Realty Trust and all entities owned or controlled by us, except where it is made clear that the term means only the parent company. All references to “the operating partnership” in this prospectus supplement mean Lepercq Corporate Income Fund L.P., which is our operating partnership subsidiary. The terms “you” or “your” refer to a prospective investor.

The Recent Developments section provides information regarding consolidated operations unless otherwise stated.

S-ii

Cautionary Statements Concerning Forward-Looking statements

This prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as such may involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from expected future results, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects,” “may,” “plans,” “predicts,” “will,” “will likely result,” or the negative of these words or other similar words or terms. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

●	changes in our industry and changes in the real estate markets particularly, either nationally or regionally, and the potential impact on us or our tenants from the novel coronavirus (COVID-19) including related stay-at-home orders, quarantine requirements, work-place protocols and restrictions on business operations;
●	changes in economic conditions generally and the real estate market specifically;
●	adverse developments with respect to our tenants;
●	impairments in the value of our real estate investments;
●	legislative/regulatory/accounting changes, including changes to laws governing policies and guidelines applicable to the taxation of real estate investment trusts, or REITs;
●	any material legal proceedings;
●	availability of debt and equity capital;
●	increases in real estate construction costs;
●	competition;
●	changes in interest rates;
●	supply and demand for properties in our current and proposed market areas;
●	a downgrade in our credit ratings; and
●	the other risk factors set forth in (i) our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission (the “Commission”) on February 18, 2021, and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the Commission on May 7, 2021, (ii) the section entitled “Risk Factors” beginning on page S-6 of this prospectus supplement and in the accompanying prospectus, and (iii) the other documents incorporated by reference herein, including documents that we file with the Commission in the future that are incorporated by reference herein.

These risks and uncertainties should be considered in evaluating any forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We caution you that any forward-looking statement reflects only our belief at the time the statement is made. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee our future results, levels of activity, performance or achievements. Except as required by law, we undertake no obligation to update any of the forward-looking statements to reflect events or developments after the date of this prospectus supplement.

S-iii

Prospectus Supplement Summary

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because this is a summary, it does not contain all of the information that is important to you. Before making a decision to invest in our common shares, you should read carefully this entire prospectus supplement, the accompanying prospectus, any free writing prospectus relating to this offering and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, as provided in “Where You Can Find More Information” beginning on page S-17 of this prospectus supplement, especially the risk factors set forth in (i) our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Commission on February 18, 2021, which we refer to as our Annual Report, (ii) our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the Commission, on May 7, 2021, which we refer to as our First Quarterly Report, (iii)  the information under the caption “Risk Factors” on page S-6 of this prospectus supplement and (iv) the information in any documents subsequently filed with the Commission that are incorporated by reference herein as provided in “Where You Can Find More Information,”.

The Company

We are a Maryland real estate investment trust, qualified as a real estate investment trust (“REIT”) for federal income tax purposes, focused on single-tenant industrial properties. A majority of these properties are subject to net or similar leases, where the tenant bears all or substantially all of the costs, including cost increases, for real estate taxes, utilities, insurance and ordinary repairs. However, certain leases provide that the landlord is responsible for certain operating expenses.

As of March 31, 2021, we had ownership interests in approximately 130 consolidated real estate properties, located in 28 states and containing an aggregate of approximately 55.9 million square feet of space, and approximately 97.8% of our stabilized portfolio was leased. In 2020, 2019 and 2018 and for the quarter ending March 31, 2021, no tenant/guarantor represented greater than 10% of our annual base rental revenue.

In addition to our shares of beneficial interest, par value $0.0001 per share, classified as common stock, which we refer to as common shares, as of March 31, 2021, we have one outstanding class of beneficial interest classified as preferred stock, or preferred shares, our 6.50% Series C Cumulative Convertible Preferred Stock, par value $0.0001 per share, or our Series C Preferred Shares. Our common shares and Series C Preferred Shares are traded on the New York Stock Exchange, or NYSE, under the symbols “LXP” and “LXPPRC,” respectively.

We elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, commencing with our taxable year ended December 31, 1993. We intend to continue to qualify as a REIT. If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on our net taxable income that is currently distributed to our shareholders. We conduct certain taxable activities through our taxable REIT subsidiary, Lexington Realty Advisors, Inc.

Our principal executive offices are located at One Penn Plaza, Suite 4015, New York, New York 10119-4015 and our telephone number is (212) 692-7200.

We maintain a web site at www.lxp.com, which contains information about us and our subsidiaries. We have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information included or referred to in, or that can be accessed through, our web site, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus.

S-1

Recent Developments

The following summarizes our significant transactions during the three months ended March 31, 2021.

Leasing Activity:

We entered into new leases and lease extensions encompassing 1.5 million square feet.

Investments:

We acquired/completed the following warehouse/distribution assets:

Market	Square Feet	Initial Capitalized Cost (millions)	Date Acquired/Completed	Approximate Lease Term (years)
Indianapolis, IN	149,072	$14.3	January 2021	4
Indianapolis, IN	149,072	14.1	January 2021	6
Central Florida	222,134	22.4	January 2021	10
Columbus, OH	320,190	18.4	March 2021	3
	840,468	$69.2

We also invested an aggregate of $24.0 million in five on-going development projects and commenced development of a 1.1 million square foot warehouse/distribution property in the Central Florida market.

As of March 31, 2021, the details of the on-going real estate under construction are as follows:

Project (% owned)	Market	Estimated Sq. Ft.	Estimated Project Cost ($000)	GAAP Investment Balance as of 3/31/2021 ($000)(1)	Lexington Amount Funded as of 3/31/2021 ($000)	Estimated Completion Date
Consolidated:
Fairburn (87%)(2)	Atlanta, GA	910,000	$53,812	$45,322	$40,376	2Q 2021
KeHE Distributors, BTS (100%)	Phoenix, AZ	468,182	72,000	31,165	26,301	3Q 2021
Ocala (80%)(2)	Central Florida	1,085,280	80,900	11,887	7,682	1Q 2022
			$206,712	$88,374	$74,359

Non-consolidated:
ETNA Park 70 (90%)(3)	Columbus, OH	TBD	TBD	$12,791	$13,208	TBD
ETNA Park 70 East (90%)(3)	Columbus, OH	TBD	TBD	7,716	7,868	TBD
				$20,507	$21,076

1.	GAAP investment balance is in real estate under construction for consolidated projects and investments in non-consolidated entities for non-consolidated projects.
2.	Estimated project cost excludes potential developer partner promote.
3.	Plans and specifications have not been completed and the estimated square footage, project cost and completion date cannot be determined.

S-2

Capital Recycling:

We disposed of our interests in four consolidated properties for an aggregate gross disposition price of $58.1 million.

Equity:

We entered into forward sales contracts to sell 3.6 million common shares under our “at-the-market” offering program and, at March 31, 2021, we had an aggregate of $94.5 million under unsettled forward common share sales contracts, which are subject to adjustment in accordance with the forward sales contracts.

S-3

The Offering

The following is a brief summary of certain terms of this offering. For a more complete description of the terms of our common shares, see “Description of our Common Shares” beginning on page 6 of the accompanying prospectus.

Issuer	Lexington Realty Trust, a Maryland REIT
Common shares offered by the forward purchasers or their affiliates	16,000,000 common shares (or 18,400,000 common shares if the underwriters’ option to purchase additional shares is exercised in full)(2)(5)
Common shares to be outstanding after the settlement of the forward sale agreements assuming full physical settlement	293,628,373 common shares (or 296,028,373 common shares if the underwriters’ option to purchase additional shares is exercised in full)(1)(3)(5)
Accounting treatment of the transaction	Before any issuance of our common shares upon physical settlement of any forward sale agreements, such forward sale agreements will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of common shares used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of common shares that would be issued upon full physical settlement of such forward sale agreement over the number of common shares that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, prior to physical settlement or net share settlement of the forward sale agreements and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of our common shares is above the per share forward sale price, which is initially $12.108 (which is the price at which the underwriters agree to buy the common shares offered hereby), subject to adjustment based on a floating interest rate factor equal to a specified daily rate less a spread, and subject to decrease by an amount per share specified in the forward sale agreements on each of certain dates specified in the forward sale agreements. However, if we decide to physically settle or net share settle any forward sale agreement, delivery of our shares on any physical settlement or net share settlement of such forward sale agreement will result in dilution to our earnings per share and return on equity.
Use of proceeds

We will not initially receive any proceeds from the sale of common shares by the forward purchasers or their affiliates.

Assuming full physical settlement of the forward sale agreements at an initial forward sale price of $12.108 per share, we expect to receive net proceeds of approximately $193.4 million (or $222.5 million if the underwriters’ option to

S-4

purchase additional shares is exercised in full) (in each case after deducting estimated expenses related to the forward sale agreements and this offering). The initial forward sale price will be subject to certain adjustments pursuant to the forward sale agreements. We expect to settle the forward sale agreements no later than May 11, 2022. (2)(4)

We intend to use the net proceeds from this offering for working capital and general corporate purposes, including, without limitation, to fund our ongoing and future development projects.

Risk factors	Investing in our common shares involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and in the section entitled “Risk Factors” in our Annual Report, our First Quarterly Report and in our periodic reports and other information that we file from time to time with the Commission, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.
NYSE symbol Transfer agent and registrar	LXP Computershare Shareowner Services

_________________

(1)	Does not include, as of May 5, 2021, (i) 2,795,985 common shares issuable upon the exchange of outstanding units of limited partnership interest in our operating partnership subsidiary; (ii) 4,710,570 common shares issuable upon the conversion of our outstanding Series C Preferred Shares; or (iii) 8,639,740 common shares subject to existing forward sales agreements.
(2)	The forward purchasers have advised us that they or their affiliates intend to acquire common shares to be sold under this prospectus supplement through borrowings from third-party stock lenders. Subject to the occurrence of certain events, we will not be obligated to deliver common shares, if any, under the forward sale agreements until we elect final physical or net share settlement of the forward sale agreements, which we expect to occur no later than May 11, 2022. Except in certain circumstances, and subject to certain conditions, we have the right to elect cash settlement or net share settlement under the forward sale agreements. See “Underwriting–Forward Sale Agreements” for a description of the forward sale agreements.
(3)	The number of common shares to be outstanding after the physical settlement of the forward sale agreements is based on 277,628,373 common shares outstanding as of May 5, 2021.
(4)	The forward sale price is subject to adjustment pursuant to the terms of the forward sale agreements, and any net proceeds to us are subject to settlement of the forward sale agreements.
(5)	We have granted the underwriters an option, exercisable in whole or in part from time to time, to purchase up to an additional 2,400,000 common shares.

S-5

Risk Factors

Investing in our common shares involves risks. You should consider carefully the risks described and discussed under the caption “Risk Factors” included in our Annual Report, our First Quarterly Report and in any other documents incorporated by reference in this prospectus supplement and the accompanying prospectus before making a decision to purchase our common shares. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any prospectus supplement or post-effective amendment we may file or in other reports we file with the Commission in the future. In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance.

Risks Related to the Offering

This offering may be dilutive, and there may be future dilution of our common shares.

This offering may have a dilutive effect on our expected earnings per share and funds from operations per share for the year ending December 31, 2021. The actual amount of such dilution, if any, cannot be determined at this time and will be based on numerous factors, including, without limitation, the amount of shares issued in this offering and the ultimate application of the proceeds thereof. Except as set forth in the lock-up provision described under “Underwriting–No Sales of Similar Securities,” we are not restricted from issuing in the future additional common shares or preferred shares in the future, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common shares or preferred shares or any substantially similar securities. The market price of our common shares could decline as a result of sales of a large number of our common shares in the market after this offering or the perception that such sales could occur.

We may allocate the net proceeds from this offering in ways that you and other shareholders may not approve.

We intend to use the net proceeds of this offering as described under “The Offering–Use of proceeds”. Our management has broad discretion in the application of certain of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common shares.

Securities eligible for future sale may have adverse effects on our share price.

We maintain a direct share purchase plan, pursuant to which we may issue additional common shares. In addition, as of May 5, 2021, an aggregate of 2,795,985 of our common shares were issuable upon the exchange of units in our operating partnership subsidiary. We have also filed a universal shelf registration statement with the Commission pursuant to which we may sell additional securities in the future and have an “at-the-market” offering program. Depending upon the number of such securities issued, exercised or exchanged at one time, an issuance, exercise or exchange of such securities could be dilutive to or otherwise adversely affect the interests of holders of our common shares.

We may change the dividend policy for our common shares in the future.

As of the date of this prospectus supplement, the annualized dividend rate on our common shares is $0.43 per common share, based on our most recently announced quarterly dividend for the quarter ending March 31, 2021. However, the decision to declare and pay dividends on our common shares in the future, as well as the timing, amount and composition of any such future dividends, will be at the sole discretion of our board of trustees in light of conditions then existing, including our earnings, financial condition, capital requirements, debt maturities, the availability of debt and equity capital, applicable REIT and legal restrictions and the general overall economic conditions and other factors. The actual dividend payable will be determined by our board of trustees based upon the circumstances at the time of declaration and the actual dividend payable may vary from such expected amount. Any change in our dividend policy could have a material adverse effect on the market price of our common shares.

S-6

We may in the future choose to pay dividends in shares, in which case you may be required to pay income taxes in excess of the cash dividends you receive.

We may in the future distribute taxable dividends that are payable in shares. Taxable shareholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits for United States federal income tax purposes. As a result, a U.S. shareholder may be required to pay income taxes with respect to such dividends even though no cash dividends were received. If a U.S. shareholder sells the shares it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of the shares at the time of the sale. Furthermore, with respect to non-U.S. shareholders, we may be required to withhold U.S. tax with respect to such dividends. In addition, if a significant number of our shareholders determine to sell such shares received in a dividend in order to pay taxes owed on such dividend, it may put downward pressure on the trading price of our common shares.

The trading price of our common shares has been, and may continue to be, subject to significant fluctuations.

The market price of our common shares may fluctuate in response to company-specific and general market events and developments, including those described in our Annual Report. In addition, our leverage may impact investor demand for our common shares, which could have a material effect on the market price of our common shares.

Furthermore, the public valuation of our common shares is related primarily to the earnings that we derive from rental income with respect to the properties in which we have an interest and not from the underlying appraised value of the properties themselves. As a result, interest rate fluctuations and capital market conditions can affect the market value of our common shares. For instance, if interest rates rise, the market price of our common shares may decrease because potential investors seeking a higher yield than they would receive from our common shares may sell our common shares in favor of higher yielding securities.

A downgrade in our credit ratings could materially adversely affect our business and financial condition.

The credit ratings assigned to our debt could change based upon, among other things, our results of operations and financial condition or the real estate industry generally. These ratings are subject to ongoing evaluation by credit rating agencies, and we cannot assure you that any rating will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. Moreover, these credit ratings do not apply to our common shares and are not recommendations to buy, sell or hold any other securities, but any downgrade of our debt could also materially adversely affect the market price of our common shares. If any of the credit rating agencies that have rated our debt downgrades or lowers its credit rating, or if any credit rating agency indicates that it has placed any such rating on a so-called “watch list” for a possible downgrading or lowering or otherwise indicates that its outlook for that rating is negative, it could have a material adverse effect on our costs and availability of capital, which could in turn have a material adverse effect on our financial condition, results of operations, cash flows and our ability to satisfy our debt service obligations and to make dividends and distributions on our common shares and preferred shares.

Risks Related to the Forward Sale Agreements

Provisions contained in the forward sale agreements could result in substantial dilution to our earnings per share and return on equity or result in substantial cash payment obligations.

If any forward purchaser or its affiliate does not sell all of the common shares to be sold by it pursuant to the terms of the underwriting agreement (including because insufficient common shares were made available by securities lenders for borrowing at a stock loan cost below a specified threshold), we will issue and sell directly to the underwriters the number of common shares not sold by the relevant forward purchaser or its affiliate and, under such circumstances, the number of common shares underlying the relevant forward sale agreement will be decreased by the number of common shares that we issue and sell. The stock loan market is volatile, and it is uncertain whether sufficient common shares will be made available prior to closing.

S-7

Each forward purchaser will have the right to accelerate its forward sale agreement (with respect to all or, in certain cases, any portion of the transaction under such forward sale agreement that the forward purchaser determines is affected by an event described below) and require us to settle on a date specified by such forward purchaser if:

●	in such forward purchaser’s commercially reasonable judgment, it or its affiliate (x) is unable, after using commercially reasonable efforts, to hedge its exposure under such forward sale agreement because insufficient common shares have been made available for borrowing by securities lenders or (y) would incur a stock borrow cost in excess of a specified threshold to hedge in a commercially reasonable manner its exposure under such forward sale agreement;

●	we declare any dividend, issue or distribution on our common shares that is payable in (a) cash in excess of specified amounts, (b) securities of another company as a result of a spin-off or similar transaction, or (c) of any other type of securities (other than our common shares), rights, warrants or other assets for payment at less than the prevailing market price;

●	certain ownership thresholds applicable to such forward purchaser and its affiliates are exceeded;

●	an event is publicly announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, or insolvency, or a delisting of our common shares) or the occurrence of a change in law; or

●	certain other events of default or termination events occur, including, among others, any material misrepresentation made in connection with such forward sale agreement or our insolvency (each as more fully described in the forward sale agreement) and such forward purchaser notifies us it has designated an early termination date.

A forward purchaser’s decision to exercise its right to accelerate the settlement of the applicable forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver common shares under the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity.

We expect that the forward sale agreements will settle not later than May 11, 2022. However, the forward sale agreements may be settled earlier in whole or in part at our option. Subject to certain conditions, we have the right to elect physical, cash or net share settlement under each forward sale agreement. A forward sale agreement will be physically settled by delivery of our common shares, unless we elect to cash settle or net share settle such forward sale agreement. Delivery of common shares upon physical settlement (or, if we elect net share settlement, upon such settlement to the extent we are obligated to deliver common shares) will result in dilution to our earnings per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of the common shares underlying a forward sale agreement, we expect the applicable forward purchaser (or an affiliate thereof) to purchase a number of common shares in secondary market transactions over an unwind period to:

●	return common shares to securities lenders to unwind such forward purchaser’s hedge (after taking into consideration any common shares to be delivered by us to such forward purchaser, in the case of net share settlement); and

●	if applicable, in the case of net share settlement, deliver common shares to us to the extent required in settlement of such forward sale agreement.

In addition, the purchase of common shares of in connection with a forward purchaser or its affiliate unwinding the forward purchaser’s hedge positions could cause the price of common shares to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to such forward purchaser (or decreasing the amount of cash that the forward purchaser would owe us) upon a cash settlement of the relevant forward sale agreement or increasing the number of common shares we would deliver to such forward purchaser (or

S-8

decreasing the number of common shares that such forward purchaser would deliver to us) upon net share settlement of the relevant forward sale agreement.

The forward sale price that we expect to receive upon physical settlement of a forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread and will be decreased based on certain specified amounts during the term of the applicable forward sale agreement. If the specified daily rate is less than the spread on any day a forward agreement is outstanding, the interest rate factor will result in a daily reduction of the forward sale price. As of the filing of this prospectus supplement, the specified daily rate was less than the spread. If the weighted average price at which a forward purchaser (or its affiliate) is able to purchase shares during the applicable unwind period under a forward sale agreement is above the relevant forward sale price, in the case of cash settlement, we would pay the applicable forward purchaser under such forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to such forward purchaser a number of common shares having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement. If the weighted average price at which a forward purchaser (or its affiliate) is able to purchase shares during the applicable unwind period under such forward sale agreement is below the relevant forward sale price, in the case of cash settlement, we would be paid the difference in cash by the applicable forward purchaser under such forward sale agreement or, in the case of net share settlement, we would receive from the applicable forward purchaser a number of common shares having a value equal to the difference. See “Underwriting–Forward Sale Agreements” for information on the forward sale agreements.

In case of our bankruptcy or insolvency, the forward sale agreements would automatically terminate, and we would not receive the expected proceeds from the sale of our common shares.

If we or a regulatory authority with jurisdiction over us institutes, or we consent to, a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, or we consent to such a petition, the forward sale agreements will automatically terminate. If a forward sale agreement so terminates, we would not be obligated to deliver to the applicable forward purchaser any common shares not previously delivered, and such forward purchaser would be discharged from its obligation to pay the relevant forward sale price per share in respect of any common shares not previously settled. Therefore, to the extent that there are any common shares with respect to which such forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward sale price per share in respect of those common shares.

The U.S. federal income tax treatment regarding cash settlement of a forward sale agreement is unclear and could jeopardize our ability to meet the REIT qualification requirements.

In the event that we elect to settle any forward sale agreement for cash and the settlement price is different than the applicable forward sale price, we will either receive a cash payment from or make a cash payment to the relevant forward purchaser. Under Section 1032 of the Code, generally, no gain or loss is recognized by a corporation in dealing in its own stock, including pursuant to a “securities futures contract.” Although we believe that any amount received by us in exchange for our common shares would qualify for the exemption under Section 1032 of the Code, it is unclear whether a cash settlement of the forward sale agreement would also qualify for such exemption. In the event that we recognize a significant gain from the cash settlement of a forward sale agreement, we might not be able to satisfy the gross income requirements applicable to REITs under the Code. In the event that we are required to make a significant payment in cash to settle a forward agreement, we might not be able to satisfy the distribution requirements applicable to REITs under the Code, absent additional debt or equity financing. While we would not anticipate electing the cash settlement option under any forward sale agreement, such a cash settlement election could result in our failure to satisfy the REIT income tests or distribution requirements. In that case, we may be able to rely upon the relief provisions under the Code in order to avoid the loss of our REIT status. In the event that these relief provisions were not available, we could lose our REIT status under the Code.

We have in the past entered, and may in the future enter, into forward sale transactions that subject us to risks similar to those described above.

S-9

We have previously entered into one or more forward sale agreements, and may in the future enter into additional forward sale agreements that are not a part of this offering. As of May 5, 2021, we remained obligated to issue (subject to our right to elect cash settlement or net share settlement) a total of 8,639,740 common shares pursuant to one or more existing forward sale agreements under our “at-the-market” offering program which subjects us to risks that are substantially similar to the risks described above in this section.

Use of Proceeds

We will not initially receive any proceeds from the sale of common shares by the forward purchasers or their affiliates.

Assuming full physical settlement of the forward sale agreements at an initial forward sale price of $12.108 per share and that the underwriters have not exercised their option to purchase additional common shares, we expect to receive net proceeds of approximately $193.4 million (after deducting estimated expenses related to the forward sale agreements and this offering). The initial forward sale price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread and will be decreased based on amounts related to expected dividends on our common shares during the term of the applicable forward sale agreement. If the specified daily rate is less than the spread on any day a forward agreement is outstanding, the interest rate factor will result in a daily reduction of the forward sale price. As of the filing of this prospectus supplement, the specified daily rate was less than the spread. We expect to settle the forward sale agreements no later than May 11, 2022.

If we elect to cash settle the forward sale agreements, we would expect to receive an amount of net proceeds that is significantly lower than the estimate included under this caption, and we may not receive any net proceeds (or may owe cash to the forward purchasers). If we elect to net share settle the forward sale agreements in full, we would not receive any proceeds from the forward purchasers.

We intend to use the net proceeds from this offering for working capital to fund our ongoing and future development projects. Pending the use of these proceeds, we may repay future amounts outstanding under our unsecured credit facility, which amounts may be re-borrowed from time to time. As of the date of this prospectus supplement, any amounts outstanding on our unsecured credit facility bear interest at LIBOR plus 0.90% and our unsecured credit facility matures in February 2023, but can be extended until February 2024 at our option.

Before any issuance of common shares upon physical settlement of any forward sale agreements, such forward sale agreements will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of common shares used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of common shares that would be issued upon full physical settlement of such forward sale agreement over the number of common shares that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period).

We will have significant discretion in the use of the net proceeds of this offering. The net proceeds may be invested temporarily in interest-bearing accounts and short-term interest-bearing securities that are consistent with our qualification as a REIT until other uses can be identified.

S-10

Underwriting

Subject to the terms and conditions set forth in an underwriting agreement among us, the forward purchasers, their affiliates and the underwriters, the forward purchasers or their affiliates have agreed to sell to the underwriters, and the underwriters have agreed to purchase the number of common shares set forth opposite their names below.

Underwriters	Number of Shares
Wells Fargo Securities, LLC	5,333,334
J.P. Morgan Securities LLC	5,333,333
KeyBanc Capital Markets Inc.	5,333,333
Total	16,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed to purchase all of the common shares sold under the underwriting agreement if any of our common shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriter may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their affiliates against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the common shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the common shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The underwriters are purchasing the common shares from us at $12.108 per share (representing approximately $193,728,000 aggregate proceeds to us, before we deduct our out-of-pocket expenses of $300,000). The underwriters may offer the common shares from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. In connection with the sale of common shares offered hereby, the underwriters may be deemed to have received compensation in the form of underwriting discounts. The underwriters may effect such transactions by selling common shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or purchasers of common shares for whom they may act as agents or to whom they may sell as principal.

Option to Purchase Additional Shares

We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to 2,400,000 additional common shares. If the underwriters exercise this option, the underwriters will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional common shares proportionate to that underwriters’ initial amount reflected in the above table. Upon any exercise of such option, we may elect, in our sole discretion, to enter into additional forward sale agreements with the forward purchasers in respect of the number of common shares that are subject to the exercise of such option. In the event that we enter into any additional forward sale agreements, if the applicable forward purchaser or its affiliate does not deliver and sell all of the common shares to be sold by it in connection with the exercise of such option, we will issue and sell to the underwriters a number of common shares equal to the number of common shares that such forward purchaser or its affiliate does not deliver and sell and the number of shares underlying such forward sale agreement will not be increased in respect of the number of shares that we issue and sell.

The additional forward sale agreements that we may enter into in the event the underwriters exercise their option to purchase additional common shares will be on substantially the same terms as the initial forward sale agreements described above, except that it will cover only the number of common shares that are subject to such option exercise and the initial forward sale price under the additional forward sale agreements will be the initial forward sale price under the initial forward sale agreements, subject to certain adjustments.

S-11

No Sales of Similar Securities

We, our executive officers and our trustees have agreed not to sell or transfer any common shares or any securities convertible into or exchangeable or convertible for common shares, for 60 days after the date of this prospectus supplement without first obtaining the written consent of the underwriters. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:

●	offer, pledge, sell or contract to sell any common shares;
●	sell any option or contract to purchase any common shares;
●	purchase any option or contract to sell any common shares;
●	grant any option, right or warrant for the sale of any common shares;
●	otherwise dispose, directly or indirectly, of or transfer any common shares;
●	file or cause to be filed a registration statement with the Commission related to the common shares; or
●	enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common shares whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

This lock-up provision applies to common shares and to securities convertible into or exchangeable or exercisable for or repayable with common shares. It also applies to common shares owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

New York Stock Exchange Listing

Our common shares are listed on the NYSE under the symbol “LXP.”

Forward Sale Agreements

We expect to enter into a forward sale agreement with each of the forward purchasers. In connection with the forward sale agreements, the forward purchasers or their affiliates are borrowing from third parties and selling to the underwriters an aggregate of 16,000,000 common shares (subject to increase if the underwriters exercise their option to purchase additional common shares and assuming we enter into additional forward sale agreements) that will be delivered in this offering. If any forward purchaser or its affiliate does not sell on the anticipated closing date of this offering all of the common shares to be sold by it to the underwriters, we will issue and sell to the underwriters a number of common shares equal to the number of common shares that the forward purchaser or its affiliate did not sell, and the number of shares underlying the relevant forward sale agreement will be decreased in respect of the number of shares that we issue and sell.

We will not initially receive any proceeds from the sale of common shares by the forward purchasers or their affiliates. We expect to physically settle the forward sale agreements, which would involve the issuance and delivery by us of common shares against payment by the forward purchasers for those shares on one or more forward settlement dates, which we expect to occur no later than May 11, 2022. We may also elect to cash settle or net share settle all or a portion of our obligations under a forward sale agreement if we conclude it is in our best interest to do so. If we elect to cash settle a forward sale agreement, we may not receive any proceeds, and we may owe cash to the relevant forward purchaser in certain circumstances. If we elect to net share settle a forward sale agreement, we will not receive any proceeds, and we may owe common shares to the relevant forward purchaser in certain circumstances.

On a settlement date, if we decide to physically settle the forward sale agreement, we will issue common shares to the forward purchaser under the forward sale agreement at the applicable forward sale price. The forward sale

S-12

price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread and will be decreased based on certain specified amounts during the term of the forward sale agreement. If the specified daily rate is less than the spread on any day a forward agreement is outstanding, the interest rate factor will result in a daily reduction of the forward sale price. As of the filing of this prospectus supplement, the specified daily rate was less than the spread. If the weighted average price at which a forward purchaser (or its affiliate) is able to purchase shares during the applicable unwind period under a forward sale agreement is above the relevant forward sale price, in the case of cash settlement, we would pay the applicable forward purchaser under such forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to such forward purchaser a number of common shares having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement. If the weighted average price at which a forward purchaser (or its affiliate) is able to purchase shares during the applicable unwind period under a forward sale agreement is below the relevant forward sale price, in the case of cash settlement, we would be paid the difference in cash by the relevant forward purchaser under such forward sale agreement or, in the case of net share settlement, we would receive from such forward purchaser a number of common shares having a value equal to the difference.

Before any issuance of common shares upon physical settlement of any forward sale agreements, such forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common shares used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of common shares that would be issued upon full physical settlement of such forward sale agreement over the number of common shares that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period).

Consequently, prior to physical settlement or net share settlement of the forward sale agreements and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of our common shares is above the per share forward sale price, as adjusted, which is initially $12.108 (which is the price at which the underwrites agree to buy the common shares offered hereby), subject to adjustment based on a floating interest rate factor equal to a specified daily rate less a spread, and subject to decrease by an amount per share specified in the forward sale agreements on each of certain dates specified in the forward sale agreements. However, if we decide to physically settle or net share settle any forward sale agreement, delivery of our shares on any physical settlement or net share settlement of such forward sale agreement will result in dilution to our earnings per share and return on equity.

Subject to certain conditions, we have the right to elect physical, cash or net share settlement under each forward sale agreement. A forward sale agreement will be physically settled by delivery of common shares, unless we elect to cash settle or net share settle such forward sale agreement. Delivery of common shares upon physical settlement (or, if we elect net share settlement, upon such settlement to the extent we are obligated to deliver common shares) will result in dilution to our earnings per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of the common shares underlying a forward sale agreement, we expect the applicable forward purchaser (or an affiliate thereof) to purchase a number of common shares in secondary market transactions over an unwind period to:

●	return common shares to securities lenders to unwind such forward purchaser’s hedge (after taking into consideration any common shares to be delivered by us to such forward purchaser, in the case of net share settlement); and

●	if applicable, in the case of net share settlement, deliver common shares to us to the extent required in settlement of such forward sale agreement.

In addition, the purchase of common shares in connection with a forward purchaser or its affiliate unwinding the forward purchaser’s hedge positions could cause the price of common shares to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to such forward purchaser (or decreasing the amount of cash that the forward purchaser would owe us) upon a cash settlement of the relevant

S-13

forward sale agreement or increasing the number of common shares we would deliver to such forward purchaser (or decreasing the number of common shares that such forward purchaser would deliver to us) upon net share settlement of the relevant forward sale agreement.

Each forward purchaser will have the right to accelerate its forward sale agreement (with respect to all or, in certain cases, any portion of the transaction under such forward sale agreement that the forward purchaser determines is affected by an event described below) and require us to settle on a date specified by such forward purchaser if:

●	in such forward purchaser’s commercially reasonable judgment, it or its affiliate (x) is unable, after using commercially reasonable efforts, to hedge its exposure under such forward sale agreement because insufficient common shares have been made available for borrowing by securities lenders or (y) would incur a stock borrow cost in excess of a specified threshold to hedge in a commercially reasonable manner its exposure under such forward sale agreement;

●	we declare any dividend, issue or distribution on common shares that is payable in (a) cash in excess of specified amounts, (b) securities of another company as a result of a spin-off or similar transaction, or (c) any other type of securities (other than our common shares), rights, warrants or other assets for payment at less than the prevailing market price;

●	certain ownership thresholds applicable to such forward purchaser and its affiliate are exceeded;

●	an event is publicly announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, or insolvency, or a delisting of our common shares) or the occurrence of a change in law; or

●	certain other events of default or termination events occur, including, among others, any material misrepresentation made in connection with such forward sale agreement or our insolvency (each as more fully described in each forward sale agreement) and such forward purchaser notifies us it has designated an early termination date.

A forward purchaser’s decision to exercise its right to accelerate the settlement of the applicable forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver common shares under the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity.

Price Stabilization, Short Positions

Until the distribution of the common shares is completed, Commission rules may limit the underwriters from bidding for and purchasing our common shares. However, the underwriters may engage in transactions that stabilize the price of our common shares, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell our common shares in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option described above. The underwriters may close out any covered short position by either exercising their option to purchase additional common shares or purchasing common shares in the open market. In determining the source of common shares to close out the covered short position, the underwriters will consider, among other things, the price of common shares available for purchase in the open market as compared to the price at which they may purchase common shares through the underwriters’ option to purchase additional common shares. “Naked” short sales are sales in excess of the option. The underwriters must close out any naked short position by purchasing common shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions

S-14

consist of various bids for or purchases of common shares made by the underwriters in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of our common shares. As a result, the price of our common shares may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common shares. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Shares

In connection with the offering, the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, the underwriters may facilitate Internet distribution for this offering to certain of their Internet subscription customers. The underwriters may allocate a limited number of common shares for sale to their online brokerage customers.

Other than the prospectus supplement and accompanying prospectus in electronic format, the information on any underwriters’ web site and any information contained in any other website maintained by any underwriters are not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters and should not be relied upon by investors.

Stamp Taxes

If you purchase common shares offered by this prospectus supplement and accompanying prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.

Transfer Agent

The transfer agent and registrar for our common shares is Computershare Shareowner Services.

Conflicts of Interest

Each of the underwriters, the forward sellers and their respective affiliates are full service financial institutions that have provided, and may in the future provide, securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities, and various other services to us and our affiliates for which services they have received, and may in the future receive, customary fees. The underwriters, the forward sellers and their respective affiliates may, from time to time in the future, engage in transactions with and perform services for us and our affiliates in the ordinary course of business.

Affiliates of Wells Fargo Securities, LLC, J.P. Morgan Securities, LLC and KeyBanc Capital Markets Inc. are lenders under our revolving credit facility and accordingly may receive a portion of the net proceeds from this offering pursuant to repayment of borrowings under such facility.

Other Relationships

In addition to the disclosure set forth above, in the course of its business, each of the underwriters, the forward sellers and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours. Of the underwriters (or their affiliates) and the forward purchasers (or their affiliates) that have lending relationships with us, certain of them routinely hedge and others may hedge their credit exposure

S-15

to us consistent with their customary risk management policies. Typically, these underwriters, the forward purchasers, and/or their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. Any such credit default swaps or short positions could adversely affect future trading prices of the common shares offered hereby. Each of the underwriters, the forward sellers and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Sales Outside the United States

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the securities, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any other material relating to us or the securities in any jurisdiction where action for that purpose is required. Accordingly, the securities may not be offered or sold, directly or indirectly, and none of this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the securities may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

The underwriters may arrange to sell securities offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

Notice to Prospective Investors in the European Economic Area

The common shares are not intended to be offered, sold or otherwise made available to and should not be offered to the public in the European Economic Area (the “EEA”) except to any legal entity which is a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129, or the EEA Prospectus Regulation, provided that no such offer of common shares shall require the Company, any underwriter or any forward purchaser to publish a prospectus pursuant to Article 3 of the EEA Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the EEA Prospectus Regulation.

For the purposes of this provision, the expression “an offer of common shares to the public” in relation to any common shares means the communication in any form and by any means of sufficient information on the terms of the offer and the common shares to be offered so as to enable an investor to decide to purchase or subscribe for the common shares.

Nothing in this statement should be construed as an offer or solicitation or as marketing of any alternative investment fund (“AIF”) in the EEA. We believe that the Company does not fulfill the criteria for constituting an AIF (within the meaning of Directive 2011/61/EU of the European Parliament and of the Council of 8 June 2011 on Alternative Investment Fund managers together with Commission delegated Regulation (EU) No 231/2013 Supplementing Directive 2011/61/EU, as well as any similar or supplementary law, rule or regulation including any equivalent or similar law, rule or regulation implemented and applicable in the United Kingdom following its withdrawal from the European Union or subordinate legislation or guidance thereto, as implemented in any relevant jurisdiction, in all cases as amended from time to time, or AIFMD) and therefore the company will not be subject to the provisions of the AIFMD and investors shall not benefit from the protections that they would have been afforded had the Company constituted an AIF (within the meaning of the AIFMD).

Notice to Prospective Investors in Hong Kong

The common shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the common shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to common shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

The contents of this prospectus supplement have not been reviewed or approved by any regulatory authority in Hong Kong. If you are in any doubt about any of the contents of this prospectus supplement, you should obtain individual professional advice.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to this offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the common shares without disclosure to investors under Chapter 6D of the Corporations Act.

S-16

The common shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring common shares must observe such Australian on-sale restrictions.

Notice to Prospective Investors in Canada

The common shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Legal Matters

The validity of the common shares offered hereby and certain other matters relating to Maryland law will be passed upon for us by Venable LLP, Baltimore, Maryland. Certain other matters in connection with this offering will be passed upon for us by Paul Hastings LLP, New York, New York. Certain legal matters related to this offering will be passed upon for the underwriters and the forward purchasers by Goodwin Procter LLP, New York, New York.

Experts

The financial statements incorporated in this prospectus supplement by reference from Lexington Realty Trust’s Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of Lexington Realty Trust’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm and upon their authority as experts in accounting and auditing.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the Commission. Our filings with the Commission are available to the public on the Internet at the Commission’s web site at www.sec.gov.

S-17

The Commission allows us to “incorporate by reference” the information we file with the Commission, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference herein is an important part of this prospectus supplement and the accompanying prospectus. Any statement contained in this prospectus supplement or in the accompanying prospectus hereto or in any document incorporated by reference herein or therein shall be deemed to be amended, modified or superseded for the purpose of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement, the accompanying prospectus or a later document that is or is considered to be incorporated by reference herein and therein amends, modifies or supersedes such statement. Any statements so amended, modified or superseded shall not be deemed to constitute a part of this prospectus supplement or the accompanying prospectus, except as so amended, modified or superseded.

We incorporate by reference in this prospectus supplement and the accompanying prospectus the documents listed below and any future filings that we may make with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the termination of the offering under this prospectus supplement; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with Commission rules:

●	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Commission on February 18, 2021;
●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the Commission on May 7, 2021;
●	our Current Report on Form 8-K, filed with the Commission on February 22, 2021;
●	the description of our common shares contained in Exhibit 4.10 to our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Commission on February 18, 2021;
●	our Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 8, 2021; and
●	our Registration Statement on Form S-3 ASR, filed with the Commission on February 19, 2021.

To receive a free copy of any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents), write us at the following address or call us at the telephone number listed below:

Lexington Realty Trust
One Penn Plaza
Suite 4015
New York, New York 10119-4015
Attention: Investor Relations
(212) 692-7200

We maintain a web site at www.lxp.com, which contains information about us and our subsidiaries. We have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information included or referred to in, or that can be accessed through, our web site, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus.

S-18

PROSPECTUS

Lexington Realty Trust
Common Shares of Beneficial Interest Classified as Common Stock
Preferred Shares of Beneficial Interest Classified as Preferred Stock
Debt Securities, Depositary Shares Warrants
Subscription Rights Units

We are Lexington Realty Trust, a self-managed and self-administered real estate investment trust, or REIT, that owns a portfolio of equity investments focused on single-tenant industrial properties. Our executive offices are located at One Penn Plaza, Suite 4015, New York, New York 10119-4015, and our telephone number is (212) 692-7200.

This prospectus contains a general description of the equity and debt securities that we may offer for sale. We may from time to time offer, in one or more series or classes, separately or together, the following:

•	common shares of beneficial interest classified as common stock (“common shares”);
•	preferred shares of beneficial interest classified as preferred stock (“preferred shares”);
•	debt securities which may be either senior debt securities or subordinated debt securities (“debt securities”);
•	depositary shares representing preferred shares (“depositary shares”);
•	warrants;
•	subscription rights; or
•	units consisting of combinations of any of the foregoing (“units”).

We will offer our securities in amounts, at prices and on terms to be determined at the time we offer those securities. We will provide the specific terms of the securities in supplements to this prospectus. We are organized and conduct our operations so as to qualify as a real estate investment trust, or REIT, for federal income tax purposes. The specific terms of the securities may include limitations on actual, beneficial or constructive ownership and restrictions on transfer of the securities that may be appropriate to preserve our status as a REIT. To ensure that we maintain our qualification as a REIT under the applicable provisions of the Internal Revenue Code of 1986, as amended, or the “Code,” among other purposes, ownership of our equity securities by any person is subject to certain limitations. See “Restrictions on Transfers of Capital Stock and Anti-Takeover Provisions” in this prospectus.

The securities may be offered on a delayed or continuous basis directly by us, through agents, underwriters or dealers as designated from time to time, through a combination of these methods or any other method as provided in the applicable prospectus supplement. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

In addition, certain selling shareholders to be identified from time to time in a prospectus supplement may sell our securities that they own. We will not receive any of the proceeds from the sale of our securities by selling shareholders.

Our common shares and our 6.50% Series C Cumulative Convertible Preferred Stock, or Series C Preferred Shares, are traded on The New York Stock Exchange under the symbols “LXP” and “LXPPRC”, respectively. On February 18, 2021, the last reported sale price of our common shares, as reported on The New York Stock Exchange, was $10.81 per share.

INVESTING IN OUR SECURITIES INVOLVES RISKS. IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS, WE IDENTIFY AND DISCUSS RISK FACTORS THAT YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES. SEE “RISK FACTORS” BEGINNING ON PAGE 11 OF OUR FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2020 AND THE “RISK FACTORS” SECTION BEGINNING ON PAGE 4 OF THIS PROSPECTUS. BEFORE BUYING OUR SECURITIES, YOU SHOULD READ AND CONSIDER THE RISK FACTORS INCLUDED IN OUR PERIODIC REPORTS, IN THE PROSPECTUS SUPPLEMENTS OR ANY OFFERING MATERIAL RELATING TO ANY SPECIFIC OFFERING, AND IN OTHER INFORMATION THAT WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION WHICH IS INCORPORATED BY REFERENCE IN THIS PROSPECTUS. SEE “WHERE YOU CAN FIND MORE INFORMATION.”

 NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February 19, 2021

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC or the Commission, using a “shelf” registration process or continuous offering process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings and selling securityholders may from time to time offer such securities owned by them. This prospectus provides you with a general description of the securities that may be offered by us and/or selling securityholders. We may also file, from time to time, a prospectus supplement or an amendment to the registration statement of which this prospectus forms a part containing additional information about us and/or selling securityholders and the terms of the offering of the securities. That prospectus supplement or amendment may include additional risk factors or other special considerations applicable to the securities. Any prospectus supplement or amendment may also add, update or change information in this prospectus. If there is any supplement or amendment, you should rely on the information in that prospectus supplement or amendment.

This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement and any amendments to such registration statement, including its exhibits and schedules. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please refer to the actual exhibit for a complete description of these matters.

You should read both this prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.” Federal securities laws and the SEC’s rules and regulations require us to file reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including annual, quarterly and current reports) for Lexington Realty Trust, as further described under the heading “Where You Can Find More Information.”

Information incorporated by reference from filings with the SEC after the date of this prospectus or after the date of any prospectus supplement, or information included in any prospectus supplement or an amendment to the registration statement of which this prospectus forms a part, may add, update or change information included or incorporated by reference in this prospectus or any prospectus supplement. Any statement contained in this prospectus, any prospectus supplement or in any document incorporated by reference will be deemed to be amended, modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or a later document that is or is considered to be incorporated by reference herein amends, modifies or supersedes such statement. Any statements so amended, modified or superseded will not be deemed to constitute a part of this prospectus, except as so amended, modified or superseded. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the respective covers of this prospectus and any such prospectus supplement.

We have not authorized anyone else to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any prospectus supplement as if we had authorized it. This prospectus and any prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Nor does this prospectus or any prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

All references to the “Company,” “we,” “our” and “us” in this prospectus mean Lexington Realty Trust and its consolidated subsidiaries, except as otherwise provided or where it is made clear that the term means only Lexington Realty Trust. When we use the term “LXP” in this prospectus, we are referring to Lexington Realty Trust by itself and not including any of its subsidiaries. References to “common shares” or similar references refer to the shares of beneficial interest classified as common stock, par value $0.0001 per share, of LXP. The term “you” refers to a prospective investor.

When we use the term “REIT,” we mean real estate investment trust.

1

CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING INFORMATION

This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act,” and Section 21E of the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects,” “may,” “plans,” “predicts,” “will,” “will likely result” or similar expressions. Readers should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect actual results, performances or achievements. In particular, among the factors that could cause actual results, performances or achievements to differ materially from current expectations, strategies or plans include, among others:

•	changes in our industry and changes in the real estate market particularly, either nationally or regionally, and the potential adverse impact on us or our tenants from the novel coronavirus (COVID-19);
•	changes in economic conditions generally and the real estate market specifically;
•	adverse developments with respect to our tenants;
•	impairments in the value of our real estate investments;
•	failure to consummate the transactions described in this prospectus or the failure of any transactions to perform to our expectations;
•	legislative/regulatory/accounting changes, including changes to laws governing and policies and guidelines applicable to the taxation of REITs;
•	any material legal proceedings;
•	availability of debt and equity capital;
•	increases in real estate construction costs;
•	competition;
•	changes in interest rates;
•	supply and demand for properties in our current and proposed market areas;
•	a downgrade in our credit ratings; and
•	the other risk factors set forth in our Annual Report on Form 10-K filed with the SEC on February 18, 2021, the section entitled “Risk Factors” beginning on page 4 of this prospectus and the other documents incorporated by reference herein, including documents that we file with the SEC in the future that are incorporated by reference herein.

These risks and uncertainties should be considered in evaluating any forward-looking statements contained or incorporated by reference in this prospectus. We caution you that any forward-looking statement reflects only our belief at the time the statement is made. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee our future results, levels of activity, performance or achievements. Except as required by law, we undertake no obligation to publicly release the results of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Accordingly, there is no assurance that our expectations will be realized.

2

OUR COMPANY

We are a Maryland real estate investment trust, qualified as a REIT for federal income tax purposes, focused on single-tenant industrial real estate investments. A majority of our properties are subject to net or similar leases, where the tenant bears all or substantially all of the costs, including cost increases, for real estate taxes, utilities, insurance and ordinary repairs. However, certain leases provide the landlord is responsible for certain operating expenses.

We became a Maryland REIT in December 1997. Prior to that, our predecessor was organized in the state of Delaware in October 1993 upon the rollup of two partnerships. Primarily all of our business is conducted through wholly-owned subsidiaries, but we conduct a portion of our business through an operating partnership subsidiary, Lepercq Corporate Income Fund L.P., which we refer to as LCIF, and certain non-consolidated joint ventures.

Our principal executive offices are located at One Penn Plaza, Suite 4015, New York, New York 10119-4015; our telephone number is (212) 692-7200.

3

RISK FACTORS

Investing in our securities involves risks and uncertainties that could affect us and our business as well as the real estate industry generally. You should carefully consider the risks described and discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on February 18, 2021, which is incorporated by reference in this prospectus, and in any other documents incorporated by reference in this prospectus, including without limitation any updated risks included in our subsequent periodic reports incorporated by reference herein. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any prospectus supplement or post-effective amendment we may file or in other reports we file with the Commission in the future. In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance.

4

USE OF PROCEEDS

Unless otherwise described in any applicable prospectus supplement, we intend to use the net proceeds from our sale of the securities for general corporate purposes, which may include the repayment of outstanding indebtedness, the improvement of certain properties already in our portfolio or the acquisition of additional assets. Unless otherwise described in any applicable prospectus supplement, we will not receive the proceeds of sales by selling securityholders, if any. Further details relating to the use of net proceeds from any specific offering will be described in the applicable prospectus supplement.

5

DESCRIPTION OF OUR COMMON SHARES

The following summary of the material terms and provisions of our common shares does not purport to be complete and is subject to the detailed provisions of our Declaration of Trust and our By-Laws, each as supplemented, amended or restated, and each of which is incorporated by reference into this prospectus. You should carefully read each of these documents in order to fully understand the terms and provisions of our common shares. For information on incorporation by reference, and how to obtain copies of these documents, see the section entitled “Where You Can Find More Information” in this prospectus.

This summary is also subject to and qualified by reference to the descriptions of the particular terms of our securities described in the applicable prospectus supplement.

General

Under our Declaration of Trust, we have the authority to issue up to 1,000,000,000 shares of beneficial interest, par value $0.0001 per share, of which 400,000,000 shares are classified as common shares, 500,000,000 are classified as excess stock, or excess shares, and 100,000,000 shares are classified as preferred shares. As of February 18, 2021, we had issued and outstanding 277,554,740 common shares.

Terms

Subject to the preferential rights of any other shares or class or series of our equity securities and to the provisions of our Declaration of Trust regarding excess shares, holders of common shares are entitled to receive dividends on such common shares if, as and when authorized by our board of trustees and declared by us out of assets legally available therefor and to share ratably in those of our assets legally available for distribution to our shareholders in the event that we liquidate, dissolve or wind up, after payment of, or adequate provision for, all of our known debts and liabilities and the amount to which holders of any class of shares having a preference on distributions in liquidation, dissolution or winding up of us will be entitled.

Subject to the provisions of our Declaration of Trust regarding excess shares, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees and, except as otherwise required by law or except as otherwise provided in our Declaration of Trust with respect to any other class or series of shares, the holders of common shares will possess exclusive voting power. In uncontested elections of trustees at a meeting duly called at which a quorum is present, the affirmative vote of a majority of the total votes cast by shareholders entitled to vote is sufficient to elect a trustee. In contested elections at a meeting duly called at which a quorum is present, a plurality of votes cast by shareholders entitled to vote is required for the election of a trustee.

A majority of the votes cast means that the number of shares voted “for” a trustee nominee must exceed the number of votes cast “against” or “withheld” with respect to such trustee nominee. Votes “against” or “withheld” with respect to a nominee will count as votes cast with respect to that nominee, but “abstentions” and broker non-votes with respect to that nominee will not count as votes cast with respect to that nominee. There is no cumulative voting in the election of trustees, which means that the holders of a majority of our outstanding common shares can elect all of the trustees then standing for election, and the holders of the remaining common shares will not be able to elect any trustees.

Subject to the provisions of our Declaration of Trust regarding excess shares, holders of common shares have no conversion, sinking fund or redemption rights or preemptive rights to subscribe for any of our securities.

We furnish our shareholders with annual reports containing audited consolidated financial statements and an opinion thereon expressed by an independent registered public accounting firm.

Subject to the provisions of our Declaration of Trust regarding excess shares, all of the common shares have equal dividend, distribution, liquidation and other rights and generally have no preference, appraisal or exchange rights.

Restrictions on Ownership

For us to qualify as a REIT under the Code, among other things, not more than 50% in value of its outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. To assist us in meeting this requirement, among other purposes, our Declaration of Trust contains restrictions on the ownership and transfer of our shares. See “Restrictions on Transfers of Shares of Capital Stock and Anti-Takeover Provisions.”

6

Transfer Agent

As of the date of this prospectus, the transfer agent and registrar for the common shares is Computershare Shareowner Services, or Computershare.

7

DESCRIPTION OF OUR PREFERRED SHARES

The following summary of the material terms and provisions of our preferred shares does not purport to be complete and is subject to the detailed provisions of our Declaration of Trust (including any applicable articles supplementary, amendment or annex to our Declaration of Trust designating the terms of a series of preferred shares) and our By-Laws, each as supplemented, amended or restated, and each of which is incorporated by reference into this prospectus. You should carefully read each of these documents in order to fully understand the terms and provisions of our preferred shares. For information on incorporation by reference, and how to obtain copies of these documents, see the section entitled “Where You Can Find More Information” in this prospectus.

General

Under our Declaration of Trust, we have the authority to issue up to 100,000,000 preferred shares, of which 3,100,000 shares are classified as Series C Preferred Shares. As of the date of this prospectus, we have issued and outstanding 1,935,400 Series C Preferred Shares and have no other outstanding series of preferred shares.

Subject to limitations prescribed by Maryland law and our Declaration of Trust, our board of trustees is authorized to classify and reclassify any unissued shares and to set the number of shares constituting each class or series of preferred shares and the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption. The preferred shares will, when issued against payment therefor, be fully paid and nonassessable and will not be subject to preemptive rights, unless determined by our board of trustees. Our board of trustees could authorize the issuance of preferred shares with terms and conditions that could have the effect of discouraging a takeover or other transaction that holders of common shares might believe to be in their best interests or in which holders of common shares might receive a premium for their common shares over the then-current market price of their shares.

Terms

Reference is made to the applicable prospectus supplement relating to the preferred shares offered thereby for specific terms, including:

(1)	the title and stated value of the preferred shares;
(2)	the number of preferred shares offered, the liquidation preference per share and the offering price of the preferred shares;
(3)	the voting rights, if any, of the holders of the preferred shares;
(4)	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred shares;
(5)	the date from which dividends on the preferred shares will accumulate, if applicable;
(6)	the provisions for a sinking fund, if any, for the preferred shares;
(7)	the provisions for redemption, if applicable, of the preferred shares;
(8)	any listing of the preferred shares on any securities exchange;
(9)	the terms and conditions, if applicable, upon which the preferred shares will be convertible into common shares, including the conversion price (or manner of calculation thereof);
(10)	a discussion of material federal income tax considerations applicable to the preferred shares;
(11)	the relative ranking and preferences of the preferred shares as to dividend rights and rights upon our liquidation, dissolution or winding-up of our affairs;
(12)	any limitations on issuance of any series of preferred shares ranking senior to or on a parity with the preferred shares as to dividend rights and rights upon our liquidation, dissolution or winding-up of our affairs;
(13)	any limitations on direct or beneficial ownership of our securities and restrictions on transfer of our securities, in each case as may be appropriate to preserve our status as a REIT; and
8

(14)	any other specific terms, preferences, rights, limitations or restrictions of the preferred shares.

Rank

Unless otherwise specified in the applicable prospectus supplement, the preferred shares rank, with respect to dividend rights and rights upon our liquidation, dissolution or winding-up: (i) senior to all classes or series of common shares, and to all equity securities ranking junior to the preferred shares; (ii) on a parity with all equity securities the terms of which specifically provide that such equity securities rank on a parity with the preferred shares; and (iii) junior to all equity securities the terms of which specifically provide that such equity securities rank senior to the preferred shares. As used in this prospectus, the term “equity securities” does not include convertible debt securities.

Dividends

Subject to any preferential rights of any outstanding securities or series of securities, the holders of preferred shares will be entitled to receive dividends, when, as and if authorized by our board of trustees and declared by us, out of assets legally available for payment. Dividends will be paid at such rates and on such dates as will be set forth in the applicable prospectus supplement. Dividends will be payable to the holders of record of preferred shares as they appear on our share transfer books at the close of business on the applicable record dates fixed by our board of trustees. Dividends on any series of our preferred shares may be cumulative or non-cumulative, as provided in the applicable prospectus supplement.

Redemption

If so provided in the applicable prospectus supplement, the preferred shares offered thereby will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms and conditions, at the times and at the redemption prices set forth in such prospectus supplement.

Liquidation Preference

Unless otherwise specified in the applicable prospectus supplement, upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, and before any distribution or payment will be made to the holders of any common shares or any other class or series of shares ranking junior to our preferred shares as to rights upon our liquidation, dissolution or winding up, the holders of our preferred shares will be entitled to receive, after payment or provision for payment of our debts and other liabilities, out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference per share, if any, set forth in the applicable prospectus supplement, plus an amount equal to all dividends accrued and unpaid thereon, which will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred shares will have no right or claim to any of our remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding-up of our affairs, the legally available assets are insufficient to pay the amount of the liquidating distributions on all of our outstanding preferred shares and the corresponding amounts payable on all of our other outstanding equity securities ranking on a parity with the preferred shares in the distribution of assets upon our liquidation, dissolution or winding-up of our affairs, then the holders of our preferred shares and the holders of such other outstanding equity securities will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions are made in full to all holders of our preferred shares, our remaining assets will be distributed among the holders of any other classes or series of equity securities ranking junior to the preferred shares in the distribution of assets upon our liquidation, dissolution or winding-up of our affairs, according to their respective rights and preferences and in each case according to their respective number of shares.

If we consolidate, convert or merge with or into, or sell, lease or convey all or substantially all of our property or business to, any corporation, trust or other entity, such transaction will not be deemed to constitute a liquidation, dissolution or winding-up of our affairs.

Voting Rights

Unless otherwise from time to time required by law, or as otherwise indicated in the applicable prospectus supplement, holders of our preferred shares will not have any voting rights.

Conversion Rights

The terms and conditions, if any, upon which our preferred shares are convertible into common shares will be set

9

forth in the applicable prospectus supplement. Such terms will include the number of common shares into which the preferred shares are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred shares or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such preferred shares.

Restrictions on Ownership

For us to qualify as a REIT under the Code, among other things, not more than 50% in value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. To assist us in meeting this requirement, among other purposes, our Declaration of Trust contains restrictions on the ownership and transfer of our shares, including our preferred shares, and the prospectus supplement relating to a class or series of preferred shares may contain additional provisions restricting the ownership and transfer of such class or series of preferred shares. See “Restrictions on Transfers of Capital Stock and Anti-Takeover Provisions.”

Transfer Agent

As of the date of this prospectus, the transfer agent and registrar for our Series C Preferred Shares is Computershare. The transfer agent and registrar for our other series of preferred shares will be set forth in the applicable prospectus supplement.

Terms of Our 6.50% Series C Cumulative Convertible Preferred Stock

General. In December 2004 and January 2005, we sold an aggregate 3,100,000 Series C Preferred Shares. The Series C Preferred Shares are convertible into common shares and are listed on the New York Stock Exchange under the symbol “LXPPRC.” As of the date of this prospectus, 1,935,400 Series C Preferred Shares remain outstanding.

Dividends. Subject to the preferential rights of the holders of any class or series of shares ranking senior to the Series C Preferred Shares as to dividends, the holders of the Series C Preferred Shares are entitled to receive, when, as and if authorized by the board of trustees and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends at a rate of 6.50% per annum of the $50.00 liquidation preference per share (equivalent to $3.25 per year per share).

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of us, holders of the Series C Preferred Shares (and of the excess shares converted from Series C Preferred Shares, if any) will have the right to be paid out of our assets legally available for distribution to our shareholders $50.00 per share, plus accrued and unpaid dividends (whether or not declared) to and including the date of payment, before any payments are made to the holders of common shares and any other shares ranking junior to the Series C Preferred Shares as to liquidation rights. The rights of the holders of the Series C Preferred Shares to receive their liquidation preference will be subject to the proportionate rights of each other series or class of our capital shares ranking, as to liquidation rights, on a parity with the Series C Preferred Shares. The consolidation or merger of LXP with or into any other trust, corporation or entity, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of the affairs of us.

Redemption. We may not redeem the Series C Preferred Shares unless necessary to preserve our status as a REIT.

Conversion Rights. The Series C Preferred Shares may be converted by the holder, at its option (the “Optional Conversion”), into common shares, at a conversion rate of 2.4339 common shares per $50.00 liquidation preference, as of the date of this prospectus, which is equivalent to a conversion price of approximately $20.54 per common share (subject to adjustment in certain events).

Company Conversion Option. We may, at our option, cause the Series C Preferred Shares to be automatically converted into that number of common shares that are issuable at the then prevailing conversion rate (the “Company Conversion Option”) in the following circumstances. We may exercise our conversion right only if, for at least twenty (20) trading days within any period of thirty (30) consecutive trading days (including the last trading day of such period), the closing price of the common shares equals or exceeds 125% of the then prevailing conversion price of the Series C Preferred Shares. In addition, if there are fewer than 25,000 Series C Preferred Shares outstanding, we may, at our option, cause all of the outstanding Series C Preferred Shares to be automatically converted into that number of common shares equal to $50.00 divided by the lesser of the then prevailing conversion price and the current market price for the five trading day period ending on the second trading day immediately prior to the conversion date.

10

Settlement. Upon conversion (whether pursuant to an Optional Conversion or the Company Conversion Option), we may choose to deliver the conversion value to investors in cash, common shares or a combination of cash and common shares.

We can elect at any time to obligate ourselves to satisfy solely in cash, the portion of the conversion value that is equal to 100% of the liquidation preference amount of the Series C Preferred Shares, with any remaining amount of the conversion value to be satisfied in cash, common shares or a combination of cash and common shares. If we elect to do so, we will notify holders at any time that we intend to settle in cash the portion of the conversion value that is equal to the liquidation preference amount of the Series C Preferred Shares. This notification, once provided to holders, will be irrevocable and will apply to future conversions of the Series C Preferred Shares even if the shares cease to be convertible but subsequently become convertible again.

Payment of Dividends Upon Conversion. With respect to an Optional Conversion, upon delivery of the Series C Preferred Shares for conversion, those Series C Preferred Shares will cease to accumulate dividends as of the end of the day immediately preceding the conversion date and a holder of such converted Series C Preferred Shares will not receive any cash payment representing accrued and unpaid dividends on the Series C Preferred Shares, whether or not in arrears, except in certain limited circumstances. With respect to the Company Conversion Option, a holder of such converted Series C Preferred Shares will receive a cash payment for all unpaid dividends in arrears. If we exercise the Company Conversion Option and the conversion date is on or after the record date for payment of dividends and before the corresponding dividend payment date, such holder will also receive a cash payment for the dividend payable for such period. If we exercise the Company Conversion Option and the conversion date is prior to the record date for payment of dividends, such holder will not receive payment for any portion of the dividend payable for such period.

Conversion Rate Adjustments. The conversion rate is subject to adjustment upon the occurrence of certain events, including if we distribute in any quarter to all or substantially all holders of common shares, any cash, including quarterly cash dividends, in excess of an amount per common share (subject to adjustment), which is currently approximately $0.38.

Fundamental Change. Upon the occurrence of certain fundamental changes in LXP, a holder may require us to purchase for cash all or part of its Series C Preferred Shares at a price equal to 100% of their liquidation preference plus accrued and unpaid dividends, if any, up to, but not including, the fundamental change purchase date.

Rank. With respect to the payment of dividends and amounts upon liquidation, dissolution or winding up, the Series C Preferred Shares rank (i) senior to all classes or series of common shares and to all equity securities ranking junior to the Series C Preferred Shares, (ii) on a parity with all equity securities the terms of which specifically provide that such equity securities rank on a parity with the Series C Preferred Shares, and (iii) junior to all equity securities the terms of which specifically provide that such equity securities rank senior to the Series C Preferred Shares.

Voting Rights. Holders of the Series C Preferred Shares generally have no voting rights. However, if we do not pay dividends on the Series C Preferred Shares for six or more quarterly periods (whether or not consecutive), the holders of the Series C Preferred Shares voting together as a class with all other classes or series of our equity securities ranking on parity with the Series C Preferred Shares which are entitled to similar voting rights, will be entitled to vote at the next annual meeting of our shareholders and at each subsequent annual meeting for the election of two additional trustees to serve on our board of trustees until all unpaid cumulative dividends have been paid or declared and set apart for payment. The holders of Series C Preferred Shares and all other classes or series of our equity securities ranking on parity with the Series C Preferred Shares which are entitled to similar voting rights will be entitled to one vote per $25.00 of liquidation preference (i.e., two votes for each Series C Preferred Share). In addition, the affirmative vote of at least two-thirds of the Series C Preferred Shares, and all other classes or series of our equity securities ranking on parity with the Series C Preferred Shares which are entitled to similar voting rights, voting together as a class, is required for us (i) to authorize, create or increase the authorized or issued amount of any class or series of shares ranking senior to the Series C Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolutions or winding up of our affairs or (ii) to amend our Declaration of Trust (whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise) in a manner that materially and adversely affects the rights of the Series C Preferred Shares; provided, however, with respect to the occurrence of any event described in clause (ii) above, so long as the Series C Preferred Shares remain outstanding with the terms thereof materially unchanged (taking into account that, upon the occurrence of such an event, we may not be the surviving entity), the occurrence of such an event will not be deemed to materially and adversely affect the rights of the Series C Preferred Shares and holders of Series C Preferred Shares will not have any voting rights with respect to the occurrence of the event or the holders thereof.

11

DESCRIPTION OF OUR DEBT SECURITIES

The following description contains general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. For more information, please refer to the senior indentures we have entered into with U.S. Bank National Association, as trustee, relating to the issuance of the senior notes, and the subordinated indenture we will enter into with a trustee to be selected, relating to issuance of the subordinated notes. These documents or forms thereof are filed as exhibits to, or are incorporated by reference in, the registration statement, which includes this prospectus.

As used in this prospectus, the term indentures refers to both the senior indentures and the subordinated indenture. The senior indentures are and the subordinated indenture will be qualified under and governed by the Trust Indenture Act. As used in this prospectus, the term trustee refers to either the senior trustee or the subordinated trustee, as applicable.

The following are summaries of material provisions of the senior indentures and provisions that are anticipated to be included in the senior indentures and the subordinated indenture. As summaries, they do not purport to be complete or restate the indentures in their entirety and are subject to, and qualified in their entirety by reference to, all provisions of the indentures and the debt securities. We urge you to read the indentures applicable to a particular series of debt securities because they, and not this description, define your rights as the holders of the debt securities. Except as otherwise indicated, the terms of the senior indentures and the subordinated indenture are identical.

Debt Securities

Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):

•	title and aggregate principal amount;
•	whether the securities are subject to subordination and applicable subordination provisions, if any;
•	conversion or exchange into any securities or property;
•	percentage or percentages of principal amount at which such securities will be issued;
•	issuance date;
•	maturity date(s);
•	interest rate(s) or the method for determining the interest rate(s);
•	dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;
•	whether interest will be payable in cash or in additional debt securities of the same series, or will accrue and increase the aggregate principal amount outstanding of such series (including if the debt securities were originally issued at a discount);
•	redemption or early repayment provisions;
•	authorized denominations;
•	form;
•	amount of discount or premium, if any, with which such securities will be issued;
•	whether such securities will be issued in whole or in part in the form of one or more global securities;
•	identity of the depositary(ies) for global securities;
•	whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;
•	the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in
12

part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;
•	any defaults and events of default applicable to the particular debt securities being issued;
•	currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on such securities will be payable;
•	securities exchange(s) on which the securities will be listed, if any;
•	our obligation or right to redeem, purchase or repay securities under a sinking fund, amortization or analogous provision;
•	provisions relating to covenant defeasance and legal defeasance of securities of the series;
•	provisions relating to satisfaction and discharge of the indenture;
•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
•	provisions, if any, granting special rights upon the occurrence of specified events;
•	any restriction of transferability of the series; and
•	additional terms not inconsistent with the provisions of the indenture.

In addition, the applicable prospectus supplement will describe whether any underwriter will act as a market maker for the securities, and the extent to which a secondary market for the securities is or is not expected to develop.

General

The debt securities may consist of debentures, notes, bonds or other types of indebtedness. One or more series of debt securities may be sold at a substantial discount below its stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency or other indices or other formulas. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currency or other reference factor. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currency or other reference factor to which the amount payable on such date is linked will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or currency unit.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in

13

part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indentures and the debt securities will be construed in accordance with and governed by the laws of the State of New York.

4.25% Senior Notes due 2023

On June 10, 2013, we issued $250.0 million aggregate principal amount of our 4.25% Senior Notes due 2023, which we refer to as the “2023 Notes.” The 2023 Notes were issued by us at an initial offering price of 99.026% of their face value.

On September 15, 2020, we purchased $61.2 million aggregate principal amount of the 2023 Notes pursuant to a tender offer.

The terms of the 2023 Notes are governed by an indenture, dated as of June 10, 2013, as supplemented by the first supplemental indenture, dated September 30, 2013, which we collectively refer to as the 2023 Indenture, by and among us, as issuer, Lepercq Corporate Income Fund L.P., or LCIF (formerly a guarantor), and U.S. Bank National Association, as trustee. The 2023 Notes mature on June 15, 2023, and accrue interest at a rate of 4.25% per annum, payable semi-annually on June 15 and December 15 of each year. Interest payments commenced on December 15, 2013.

Prior to March 15, 2023, we may redeem the 2023 Notes, in whole at any time or in part from time to time, at our option, at a redemption price equal to the greater of (1) 100% of the aggregate principal amount of the 2023 Notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to its present value, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at an adjusted treasury rate plus 35 basis points, plus, in each case, accrued and unpaid interest thereon to, but not including, the date of redemption. At any time on or after March 15, 2023, the 2023 Notes will be redeemable, in whole at any time or in part from time to time, at our option, at a redemption price equal to 100% of the principal amount of the 2023 Notes to be redeemed plus accrued and unpaid interest on the amount being redeemed to, but not including, the date of redemption.

The 2023 Indenture contains certain covenants that, among other things, limit our ability to consummate a merger, consolidation or sale of all or substantially all of its assets, and incur secured and unsecured indebtedness.

Subject to the terms of the 2023 Indenture and the 2023 Notes, upon certain events of default, including, but not limited to, failure to comply with any of our other agreements in the 2023 Notes or the 2023 Indenture, upon receipt by us of notice of such default from the trustee or from holders of not less than 25% in aggregate principal amount of the 2023 Notes then outstanding and our failure to cure (or obtain a waiver of) such default within 60 days after we receive such notice, the trustee or the holders of not less than 25% in principal amount of the outstanding 2023 Notes may declare the principal and accrued and unpaid interest on all of the 2023 Notes to be due and payable immediately by written notice to us (and to the trustee if given by the holders). Upon certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us, our operating partnership, or any other significant subsidiary, the principal (or such portion thereof) of and accrued and unpaid interest on all of the 2023 Notes will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.

Certain of our payment obligations with respect to the 2023 Notes were required to be guaranteed by LCIF upon issuance. LCIF was released from its guarantee effective December 21, 2018.

In addition, the 2023 Notes are cross-defaulted with certain of our indebtedness.

In connection with the issuance and sale of the 2023 Notes, we also entered into a registration rights agreement with Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, in their capacity as representatives of the initial purchasers, dated as of June 10, 2013, which we refer to as the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, on March 4, 2014, we completed the offer to exchange notes for an issue of registered notes with terms identical to the 2023 Notes.

14

4.40% Senior Notes due 2024

On May 20, 2014, we issued $250.0 million aggregate principal amount of our 4.40% Senior Notes due 2024, which we refer to as the “2024 Notes.” The 2024 Notes were issued by us at an initial offering price of 99.883% of their face value.

On September 15, 2020, we repurchased $51.1 million aggregate principal amount of the 2024 Notes pursuant to a tender offer.

The terms of the 2024 Notes are governed by an indenture, dated as of May 9, 2014, as supplemented by the first supplemental indenture, dated May 20, 2014, which we collectively refer to as the 2024 Indenture, by and among us, as issuer, LCIF (formerly a guarantor), and U.S. Bank National Association, as trustee. The 2024 Notes mature on June 15, 2024, and accrue interest at a rate of 4.40% per annum, payable semi-annually on June 15 and December 15 of each year. Interest payments commenced on December 15, 2014.

Prior to March 15, 2024, we may redeem the 2024 Notes, in whole at any time or in part from time to time, at our option, at a redemption price equal to the greater of (1) 100% of the aggregate principal amount of the 2024 Notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to its present value, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at an adjusted treasury rate plus 35 basis points, plus, in each case, accrued and unpaid interest thereon to, but not including, the date of redemption. At any time on or after March 15, 2024, the 2024 Notes will be redeemable, in whole at any time or in part from time to time, at our option, at a redemption price equal to 100% of the principal amount of the 2024 Notes to be redeemed plus accrued and unpaid interest on the amount being redeemed to, but not including, the date of redemption.

The 2024 Indenture contains certain covenants that, among other things, limit our ability to consummate a merger, consolidation or sale of all or substantially all of its assets, and incur secured and unsecured indebtedness.

Subject to the terms of the 2024 Indenture and the 2024 Notes, upon certain events of default, including, but not limited to, failure to comply with any of our other agreements in the 2024 Notes or the 2024 Indenture, upon receipt by us of notice of such default from the trustee or from holders of not less than 25% in aggregate principal amount of the 2024 Notes then outstanding and our failure to cure (or obtain a waiver of) such default within 60 days after we receive such notice, the trustee or the holders of not less than 25% in principal amount of the outstanding 2024 Notes may declare the principal and accrued and unpaid interest on all of the 2024 Notes to be due and payable immediately by written notice to us (and to the trustee if given by the holders). Upon certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us, our operating partnership, or any other significant subsidiary, the principal (or such portion thereof) of and accrued and unpaid interest on all of the 2024 Notes will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.

Certain of our payment obligations with respect to the 2024 Notes were required to be guaranteed by LCIF upon issuance. LCIF was released from its guarantee effective December 21, 2018.

In addition, the 2024 Notes are cross-defaulted with certain of our indebtedness.

2.700% Senior Notes due 2030

On August 20, 2020, we issued $400.0 million aggregate principal amount of our 2.700% Senior Notes due 2030, which we refer to as the “2030 Notes.” The 2030 Notes were issued by us at an initial offering price of 99.233% of their face value.

The terms of the 2030 Notes are governed by the 2024 Indenture as supplemented by the second supplemental indenture dated August 28, 2020, which as supplemented we collectively refer to as the 2030 Indenture. The 2030 Notes mature on September 15, 2030, and accrue interest at a rate of 2.700% per annum, payable semi-annually on March 15 and September 15 of each year. Interest payments will commence on March 15, 2021.

Prior to June 15, 2030, we may redeem the 2030 Notes, in whole at any time or in part from time to time, at our option, at a redemption price equal to the greater of (1) 100% of the aggregate principal amount of the 2030 Notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) that would be due if such notes matured 90 days prior to their maturity date but for the redemption thereof, discounted to the redemption date, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at an adjusted treasury rate plus 35 basis points, plus, in each case, accrued and unpaid interest thereon to, but not including, the date of redemption. At any time on

15

or after June 15, 2030, the 2030 Notes will be redeemable, in whole at any time or in part from time to time, at our option, at a redemption price equal to 100% of the principal amount of the 2030 Notes to be redeemed plus accrued and unpaid interest on the amount being redeemed to, but not including, the date of redemption.

The 2030 Indenture contains certain covenants that, among other things, limit our ability to consummate a merger, consolidation or sale of all or substantially all of its assets, and incur secured and unsecured indebtedness.

Subject to the terms of the 2030 Indenture and the 2030 Notes, upon certain events of default, including, but not limited to, failure to comply with any of our other agreements in the 2030 Notes or the 2030 Indenture, upon receipt by us of notice of such default from the trustee or from holders of not less than 25% in aggregate principal amount of the 2030 Notes then outstanding and our failure to cure (or obtain a waiver of) such default within 60 days after we receive such notice, the trustee or the holders of not less than 25% in principal amount of the outstanding 2030 Notes may declare the principal and accrued and unpaid interest on all of the 2030 Notes to be due and payable immediately by written notice to us (and to the trustee if given by the holders). Upon certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us, our operating partnership, or any other significant subsidiary, the principal (or such portion thereof) of and accrued and unpaid interest on all of the 2030 Notes will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.

The 2030 Notes are cross-defaulted with certain of our indebtedness.

16

DESCRIPTION OF DEPOSITARY SHARES

The following description summarizes general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the depositary shares so offered will be described in the prospectus supplement relating to such securities. For more information, please refer to the provisions of the deposit agreement and depositary receipts we will enter into with a depositary to be selected, our Declaration of Trust, including the form of articles supplementary for the applicable series of preferred shares. For information on incorporation by reference, and how to obtain copies of these documents, see the section entitled “Where You Can Find More Information” in this prospectus. This summary also is subject to and qualified by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement and by the terms of the applicable deposit agreement and depositary receipts.

General

We may, at our option, elect to offer depositary shares rather than full preferred shares. In the event such option is exercised, each of the depositary shares will represent ownership of and entitlement to all rights and preferences of a fraction of a preferred share of a specified series (including dividend, voting, redemption and liquidation rights). The applicable fraction will be specified in a prospectus supplement. The preferred shares represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement, among us, the depositary and the holders of the certificates evidencing depositary shares, or depositary receipts. Depositary receipts will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

Dividends

The depositary will distribute all cash dividends or other cash distributions received in respect of the series of preferred shares represented by the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by such holders on the relevant record date, which will be the same date as the record date fixed by us for the applicable series of preferred shares. The depositary, however, will distribute only such amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, in proportion, as nearly as may be practicable, to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines (after consultation with us) that it is not feasible to make such distribution, in which case the depositary may (with our approval) adopt any other method for such distribution as it deems equitable and appropriate, including the sale of such property (at such place or places and upon such terms as it may deem equitable and appropriate) and distribution of the net proceeds from such sale to such holders.

Liquidation Preference

In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fraction of the liquidation preference accorded each share of the applicable series of preferred shares as set forth in the prospectus supplement.

Redemption

If the series of preferred shares represented by the applicable series of depositary shares is redeemable, such depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred shares held by the depositary. Whenever we redeem any preferred shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the preferred shares so redeemed. The depositary will mail the notice of redemption promptly upon receipt of such notice from us and not less than 30 nor more than 60 days prior to the date fixed for redemption of the preferred shares and the depositary shares to the record holders of the depositary receipts.

17

Voting

Promptly upon receipt of notice of any meeting at which the holders of the series of preferred shares represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts as of the record date for such meeting. Each such record holder of depositary receipts will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of preferred shares represented by such record holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote such preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting any of the preferred shares to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Shares

Upon surrender of depositary receipts at the principal office of the depositary, upon payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced thereby is entitled to delivery of the number of whole preferred shares and all money and other property, if any, represented by such depositary shares. Fractional preferred shares will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole preferred shares to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. Holders of preferred shares thus withdrawn will not thereafter be entitled to deposit such shares under the deposit agreement or to receive depositary receipts evidencing depositary shares therefor.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders (other than any change in fees) of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. No such amendment may impair the right, subject to the terms of the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt evidencing such depositary shares with instructions to the depositary to deliver to the holder of preferred shares and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

The deposit agreement will be permitted to be terminated by us upon not less than 30 days’ prior written notice to the applicable depositary if (i) such termination is necessary to preserve our qualification as a REIT or (ii) a majority of each series of preferred shares affected by such termination consents to such termination, whereupon such depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional preferred shares as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by such depositary with respect to such depositary receipts. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares thereunder will have been redeemed, (ii) there will have been a final distribution in respect of the related preferred shares in connection with any liquidation, dissolution or winding up of Lexington Realty Trust and such distribution will have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred shares or (iii) each preferred share will have been converted into shares of Lexington Realty Trust not so represented by depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred shares and initial issuance of the depositary shares, and redemption of the preferred shares and all withdrawals of preferred shares by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as are provided in the deposit agreement to be for their accounts. In certain circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and sell the depositary shares evidenced by such depositary receipt if such charges are not paid.

18

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the preferred shares. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications received from us which are received by the depositary as the holder of preferred shares.

Neither we nor the depositary assumes any obligation or will be subject to any liability under the deposit agreement to holders of depositary receipts other than for the depositary’s negligence or willful misconduct. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of the Company and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, on information provided by holders of the depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties. In the event the depositary will receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary will be entitled to act on such claims, requests or instructions received from us.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $150,000,000.

19

DESCRIPTION OF WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general terms and provisions of the warrants that we may offer under this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. While the terms we have summarized below will apply generally to any warrants we may offer, you should also read the applicable prospectus supplement which will describe the particular terms of any warrants that we may offer in more detail. For information on incorporation by reference, and how to obtain copies of these documents, see the section entitled “Where You Can Find More Information” in this prospectus. This summary also is subject to and qualified by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement and the terms of the applicable final warrants and warrant agreement.

We may issue warrants for the purchase of debt or equity securities described in this prospectus. Warrants may be issued independently or together with any offered securities and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement we will enter into with a warrant agent specified in the agreement. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

A prospectus supplement relating to any series of warrants being offered will include specific terms relating to the offering. They will include, where applicable:

•	the title of the warrants;
•	the aggregate number of warrants;
•	the price or prices at which the warrants will be issued;
•	the currencies in which the price or prices of the warrants may be payable;
•	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;
•	the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of warrants issued with the security;
•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;
•	the price or prices at which, and currency or currencies in which, the offered securities purchasable upon exercise of the warrants may be purchased;
•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•	the minimum or maximum amount of the warrants which may be exercised at any one time;
•	information with respect to book-entry procedures, if any;
•	any listing of warrants on any securities exchange;
•	if appropriate, a discussion of federal income tax consequences; and
•	any other material term of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
20

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following is a general description of the terms of the subscription rights we may issue from time to time. Particular terms of any subscription rights we offer will be described in the prospectus supplement relating to such subscription rights. The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. This summary also is subject to and qualified by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement and the terms of the applicable final subscription rights agreement and subscription rights certificate.

We may issue subscription rights to purchase our common shares. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the subscription rights;
•	the exercise price payable for each common share upon the exercise of the subscription rights;
•	the number of subscription rights issued to each shareholder;
•	the number and terms of the common shares which may be purchased per each subscription right;
•	the extent to which the subscription rights are transferable;
•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•	the date on which the right to exercise the subscription rights will commence, and the date on which the subscription rights will expire;
•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and
•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.
21

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more common shares, preferred shares, debt securities, subscription rights, depositary shares, warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

•	the terms of the units and of any of the common shares, preferred shares, debt securities, warrants, subscription rights or depositary shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•	a description of the terms of any unit agreement governing the units; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.
22

RESTRICTIONS ON TRANSFERS OF CAPITAL STOCK AND ANTI-TAKEOVER PROVISIONS

Restrictions Relating To REIT Status

For us to qualify as a REIT under the Code, among other things, not more than 50% in value of the outstanding shares of our capital stock may be owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year, and such shares of our capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (in each case, other than the first such year). To assist us in continuing to remain a qualified REIT, among other purposes, our Declaration of Trust, subject to certain exceptions, provides that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value of our equity shares, defined as common shares or preferred shares. We refer to this restriction as the Ownership Limit. Our board of trustees may exempt a person from the Ownership Limit if upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence satisfactory to our board of trustees is presented that the exemption will not result in us having fewer than 100 beneficial owners or in us being “closely held.” Any transfer of equity shares or any security convertible into equity shares that would create a direct or indirect ownership of equity shares in excess of the Ownership Limit or that would result in the equity shares being owned by fewer than 100 persons or result in us being “closely held” within the meaning of Section 856(h) of the Code, will be null and void, and the intended transferee will acquire no rights to such equity shares. The foregoing restrictions on transferability and ownership will not apply if our board of trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

In addition, equity shares owned, or deemed to be owned, or transferred to a shareholder in excess of the Ownership Limit or that would cause us to become “closely held” within the meaning of the Code, will automatically be converted into an equal number of excess shares that will be transferred, by operation of law, to us as trustee of a trust for the exclusive benefit of the transferees to whom such shares of beneficial interest in us may be ultimately transferred without violating the Ownership Limit. While the excess shares are held in trust, they will not be entitled to vote (except as required by Maryland law), they will not be considered for purposes of any shareholder vote or the determination of a quorum for such vote and, except upon liquidation, they will not be entitled to participate in dividends or other distributions. Any dividend or distribution paid on excess shares prior to our discovery that equity shares have converted for excess shares will be repaid to us upon demand. The excess shares are not treasury shares, but rather constitute a separate class of our issued and outstanding shares. The original transferee-shareholder may, at any time the excess shares are held by us in trust, transfer the interest in the trust representing the excess shares to any individual whose ownership of the equity shares exchanged into such excess shares would be permitted under our Declaration of Trust, at a price not in excess of the price paid by the original transferee-shareholder for the equity shares that were exchanged into excess shares, or, if the transferee-shareholder did not give value for such shares, a price not in excess of the market price (as determined in the manner set forth in our Declaration of Trust) on the date of the purported transfer. Immediately upon the transfer to the permitted transferee, the excess shares will automatically be converted into equity shares of the class from which they were converted. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any excess shares may be deemed, at our option, to have acted as an agent on our behalf in acquiring the excess shares and to hold the excess shares on our behalf.

In addition to the foregoing transfer restrictions, we will have the right, for a period of 90 days during the time any excess shares are held by us in trust, to purchase all or any portion of the excess shares from the original transferee-shareholder for the lesser of the price paid for the equity shares by the original transferee-shareholder or the market price (as determined in the manner set forth in our Declaration of Trust) on the date we exercise our option to purchase. The 90-day period begins on the later of the date of the transfer that resulted in excess stock or the date on which our board of trustees determines in good faith that a transfer resulting in excess shares has occurred, if we do not receive written notice of the transfer or other event resulting in the exchange of equity shares for excess shares.

Any person who acquires or attempts to acquire equity shares in violation of the foregoing restrictions, or any person who is a transferee such that excess shares resulted from such transfer, will be required to give written notice immediately to us of such event and provide us with such other information as we may request in order to determine the effect, if any, of such transfer, or attempted transfer, on our status as a REIT.

All persons who own, directly or indirectly, (i) more than 5% of the outstanding equity shares, (ii) more than 1% of the outstanding equity shares during any period in which the number of beneficial or constructive owners is fewer than 2,000 or (iii) such lower percentages as required pursuant to regulations under the Code must, within 30 days after January

23

1 of each year, provide to us a written statement or affidavit stating the name and address of such direct or indirect owner, the number of equity shares owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect shareholder shall provide to us such additional information as we may request in order to determine the effect, if any, of such ownership on our status as a REIT and to ensure compliance with the ownership limitation.

This Ownership Limit may have the effect of precluding an acquisition of control unless our board of trustees determines that maintenance of REIT status is no longer in our best interests.

Authorized Capital

Under our Declaration of Trust, we have authority to issue up to 1,000,000,000 shares of beneficial interest, par value $0.0001 per share, of which 400,000,000 shares are classified as common shares, 500,000,000 shares are classified as excess stock and 100,000,000 shares are classified as preferred shares. We may issue such shares from time to time in the discretion of our board of trustees to raise additional capital, acquire assets, including additional real properties, redeem or retire debt or for any other business purpose. In addition, the undesignated preferred shares may be issued in one or more additional classes or series with such designations, preferences and relative, participating, optional or other special rights including, without limitation, preferential dividend or voting rights, and rights upon liquidation, as will be fixed by our board of trustees. Our board of trustees is authorized to classify and reclassify any of our unissued shares of beneficial interest by setting or changing, in any one or more respects, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares. This authority includes, without limitation, subject to the provisions of our Declaration of Trust, authority to classify or reclassify any unissued shares into a class or classes of preferred shares, preference shares, special shares or other shares, and to divide and reclassify shares of any class into one or more series of that class.

In some circumstances, the issuance of preferred shares, or the exercise by our board of trustees of its right to classify or reclassify shares, could have the effect of deterring individuals or entities from making tender offers for our common shares or seeking to change incumbent management.

Maryland Law

Our Board of Trustees. Our Declaration of Trust and By-laws provide that the number of our trustees may be established, increased or decreased only by a majority of the entire board of trustees.

Removal of Trustees. Our Declaration of Trust provides that, subject to the rights of the holders of any class separately entitled to elect one or more trustees, a trustee may be removed, but only for cause and then only by the affirmative vote of at least 80% of the votes entitled to be cast in the election of trustees.

Extraordinary Actions, Amendment of Declaration of Trust. Under the Maryland REIT Law, a Maryland real estate investment trust generally cannot amend its declaration of trust or merge with, or convert into, another entity unless advised by its board of trustees and approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a different percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in its declaration of trust. Our Declaration of Trust provides that those actions, with the exception of certain amendments to our Declaration of Trust for which a higher vote requirement has been set, will be valid and effective if authorized by holders of a majority of the total number of shares of all classes outstanding and entitled to vote thereon. Under our Declaration of Trust, our dissolution and termination requires the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter.

Amendment to Our By-laws. Our By-laws may be repealed, altered, amended or rescinded (a) by our shareholders only by the affirmative vote of at least 80% of the votes entitled to be cast in the election of trustees or (b) by vote of two-thirds of our board of trustees.

Meetings of Shareholders. Under our By-laws, annual meetings of shareholders are held on the date and at the time and place, or by means of remote communication, set by our board of trustees. Special meetings of shareholders may be called only by the chairman of our board of trustees, our president or a majority of our board of trustees. Subject to the provisions of our By-laws, a special meeting of our shareholders to act on any matter that may properly be considered by our shareholders will also be called by our secretary upon the written request of the shareholders entitled to cast not less than 25% of all the votes entitled to be cast at such meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting.

Advance Notice of Trustee Nominations and New Business. Our By-laws provide that in order to make nominations of

24

individuals for election as trustees or proposals of business to be considered by shareholders at any annual meeting, shareholders generally must provide notice to our secretary not less than 120 days in advance of the release date of our proxy statement to shareholders in connection with the preceding year’s annual meeting. A shareholder’s notice must contain certain information specified by our By-laws about the shareholder and any proposed business or nominee for election as a trustee, including information about the economic interest of the shareholder and any proposed nominee.

Business Combinations. Under Maryland law, certain “business combinations” between a Maryland real estate investment trust and an “interested shareholder” or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder became an interested shareholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities.

An interested shareholder is defined as:

•	any person who beneficially owns ten percent or more of the voting power of the trust’s shares; or
•	an affiliate or associate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting shares of the trust.

A person is not an interested shareholder under the statute if the board of trustees approved in advance the transaction by which the person otherwise would have become an interested shareholder. However, in approving a transaction, the board of trustees may provide that its approval is subject to compliance, at or after the time of approval, with any terms or conditions determined by the board of trustees.

After the five-year prohibition, any such business combination between the Maryland real estate investment trust and an interested shareholder generally must be recommended by the board of trustees of the trust and approved by the affirmative vote of at least:

•	eighty percent of the votes entitled to be cast by holders of outstanding voting shares of the trust; and
•	two-thirds of the votes entitled to be cast by holders of voting shares of the trust other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

These super-majority vote requirements do not apply if the trust’s common shareholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of trustees prior to the time that the interested shareholder becomes an interested shareholder.

Our board of trustees has exempted Vornado Realty Trust and its affiliates, to a limited extent, from these restrictions.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions. Maryland law provides that holders of “control shares” of a Maryland real estate investment trust acquired in a “control share acquisition” have no voting rights with respect to the control shares except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are trustees of the trust are excluded from shares entitled to vote on the matter. Control shares are voting shares which, if aggregated with all other shares owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;
•	one-third or more but less than a majority; or
•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously

25

obtained shareholder approval. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of trustees of the trust to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the trust may itself present the question at any shareholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the trust may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the trust to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction or (b) to acquisitions approved or exempted by the declaration of trust or bylaws of the trust.

Our By-Laws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Certain Elective Provisions of Maryland Law. Maryland law provides that a Maryland real estate investment trust with a class of equity securities registered under the Exchange Act, and that has at least three independent trustees, may elect by provision of its declaration or bylaws or by resolution adopted by its board of trustees to be subject to all or any of the following provisions, notwithstanding any contrary provisions contained in its existing declaration of trust or bylaws and without shareholder approval:

•	a classified board;
•	a two-thirds vote of outstanding shares to remove a trustee;
•	a requirement that the number of trustees be fixed only by vote of the board of trustees;
•	a requirement that a vacancy on the board of trustees be filled only by the affirmative vote of a majority of the remaining trustees and that such trustee filling the vacancy serve for the remainder of the full term of the class of trustees in which the vacancy occurred and until a successor is duly elected and qualifies; and
•	a provision that a special meeting of shareholders must be called upon the written request of shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting.

We have not elected to be governed by any of these specific provisions. However, our Declaration of Trust and/or By-Laws, as applicable, already provide for an 80% shareholder vote to remove trustees and then only for cause, and that the number of trustees may be determined by a resolution of our Board, subject to a minimum number. In addition, we can elect to be governed by any or all of the foregoing provisions of Maryland law at any time in the future.

26

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, ownership and disposition of our common shares that may be relevant to prospective investors. Paul Hastings LLP has acted as our tax counsel and, subject to the limitations expressed herein, is of the opinion that the statements in this summary, to the extent they constitute summaries of legal matters, are accurate summaries in all material respects. You should be aware that an opinion of counsel is not binding on the Internal Revenue Service, or IRS, or the courts. Prospective investors are urged to consult their own tax advisors regarding the tax considerations relating to an investment in our shares and our qualification and taxation as a REIT in light of their particular circumstances.

The following discussion summarizes the material United States federal income tax considerations to you as a prospective holder of our common shares and assumes that you will hold such shares as capital assets (within the meaning of Section 1221 of the Code). This summary does not give a detailed discussion of any state, local or foreign tax considerations. In addition, this discussion is intended to address only those federal income tax considerations that are generally applicable to all of our shareholders. It does not discuss all of the aspects of federal income taxation that may be relevant to you in light of your particular circumstances or to certain types of shareholders who are subject to special treatment under the federal income tax laws including, without limitation, regulated investment companies, insurance companies, tax-exempt entities, financial institutions or broker-dealers, expatriates, persons subject to the alternative minimum tax and partnerships or other pass through entities.

The information in this section is based on the Code, existing, temporary and proposed regulations under the Code, the legislative history of the Code, current administrative rulings and practices of the IRS and court decisions, all as of the date hereof. No assurance can be given that future legislation, regulations, administrative interpretations and court decisions will not significantly change current law or adversely affect existing interpretations of current law. Any such change could apply retroactively to transactions preceding the date of the change. In addition, we have not received, and do not plan to request, any rulings from the IRS. Thus, no assurance can be provided that the statements set forth herein (which do not bind the IRS or the courts) will not be challenged by the IRS or that such statements will be sustained by a court if so challenged.

PROSPECTIVE HOLDERS OF OUR COMMON SHARES ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF INVESTING IN OUR COMMON SHARES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

Taxation of the Company

General. We elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 1993. We believe that we have been organized, and have operated, in such a manner so as to qualify for taxation as a REIT under the Code and intend to conduct our operations so as to continue to qualify for taxation as a REIT. No assurance, however, can be given that we have operated in a manner so as to qualify or will be able to operate in such a manner so as to remain qualified as a REIT. Qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, the required distribution levels, diversity of share ownership and the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by counsel. Given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given that the actual results of our operations for any one taxable year have satisfied or will continue to satisfy such requirements.

In the opinion of Paul Hastings LLP, based on certain assumptions and our factual representations that are described in this section and in officer’s certificates provided by us, commencing with our taxable year ended December 31, 1993, we have been organized and operated in conformity with the requirements for qualification as a REIT and our current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT. It must be emphasized that this opinion is based on various assumptions and is conditioned upon certain representations made by us as to factual matters including, but not limited to, those set forth herein, and those concerning our business and properties as set forth in this prospectus. An opinion of counsel is not binding on the IRS or the courts.

The following is a general summary of the Code provisions that govern the federal income tax treatment of a REIT and its shareholders. These provisions of the Code are highly technical and complex. This summary is qualified in its

27

entirety by the applicable Code provisions, Treasury Regulations and administrative and judicial interpretations thereof, all of which are subject to change prospectively or retroactively.

If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on our net income that is currently distributed to shareholders. This treatment substantially eliminates the “double taxation” (at the corporate and shareholder levels) that generally results from investment in a corporation. However, we will be subject to federal income tax as follows:

•	First, we will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.
•	Second, if we have (a) net income from the sale or other disposition of “foreclosure property,” which is, in general, property acquired on foreclosure or otherwise on default on a loan secured by such real property or a lease of such property, which is held primarily for sale to customers in the ordinary course of business or (b) other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on such income.
•	Third, if we have net income from prohibited transactions such income will be subject to a 100% tax. Prohibited transactions are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property.
•	Fourth, if we should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but nonetheless maintain our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the amount by which 95% of our gross income exceeds the amount of income qualifying under the 95% gross income test multiplied by (b) a fraction intended to reflect our profitability.
•	Fifth, if we should fail to satisfy the asset tests (as discussed below) but nonetheless maintain our qualification as a REIT because certain other requirements have been met and we do not qualify for a de minimis exception, we may be subject to a tax that would be the greater of (a) $50,000; or (b) an amount determined by multiplying the highest rate of tax for corporations by the net income generated by the assets for the period beginning on the first date of the failure and ending on the day we dispose of the non-qualifying assets (or otherwise satisfy the requirements for maintaining REIT qualification).
•	Sixth, if we should fail to satisfy one or more requirements for REIT qualification, other than the 95% and 75% gross income tests and other than the asset tests, but nonetheless maintain our qualification as a REIT because certain other requirements have been met, we may be subject to a $50,000 penalty for each failure.
•	Seventh, if we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a nondeductible 4% excise tax on the excess of such required distribution over the amounts actually distributed.
•	Eighth, if we acquire any asset from a C corporation (i.e., a corporation generally subject to full corporate level tax) in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation and we do not elect to be taxed at the time of the acquisition, we would be subject to tax at the highest corporate rate if we dispose of such asset during the five-year period (or other statutorily prescribed period) beginning on the date that we acquired that asset, to the extent of such property’s “built-in gain” (the excess of the fair market value of such property at the time of our acquisition over the adjusted basis of such property at such time) (we refer to this tax as the “Built-in Gains Tax”).
•	Ninth, we will incur a 100% excise tax on transactions with a taxable REIT subsidiary that are not conducted on an arm’s-length basis.
•	Finally, if we own a residual interest in a real estate mortgage investment conduit, or “REMIC,” we will be taxable at the highest corporate rate on the portion of any excess inclusion income that we derive from the
28

REMIC residual interests equal to the percentage of our shares that is held in record name by “disqualified organizations.” Similar rules apply if we own an equity interest in a taxable mortgage pool. A “disqualified organization” includes the United States, any state or political subdivision thereof, any foreign government or international organization, any agency or instrumentality of any of the foregoing, any rural electrical or telephone cooperative and any tax-exempt organization (other than a farmer’s cooperative described in Section 521 of the Code) that is exempt from income taxation and from the unrelated business taxable income provisions of the Code. However, to the extent that we own a REMIC residual interest or a taxable mortgage pool through a taxable REIT subsidiary, we will not be subject to this tax. See the heading “Requirements for Qualification” below.

Requirements for Qualification. A REIT is a corporation, trust or association (1) that is managed by one or more trustees or directors, (2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest, (3) that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code, (4) that is neither a financial institution nor an insurance company subject to certain provisions of the Code, (5) that has the calendar year as its taxable year, (6) the beneficial ownership of which is held by 100 or more persons, (7) during the last half of each taxable year, not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities), and (8) that meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions

(1)    through (5), inclusive, must be met during the entire taxable year and that condition (6) must be met during at least 335 days of a taxable year of twelve (12) months, or during a proportionate part of a taxable year of less than twelve (12) months.

We may redeem, at our option, a sufficient number of shares or restrict the transfer thereof to bring or maintain the ownership of the shares in conformity with the requirements of the Code. In addition, our Declaration of Trust includes restrictions regarding the transfer of our shares that are intended to assist us in continuing to satisfy requirements (6) and (7). Moreover, if we comply with regulatory rules pursuant to which we are required to send annual letters to our shareholders requesting information regarding the actual ownership of our shares, and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet requirement (7) above, we will be treated as having met the requirement.

The Code allows a REIT to own wholly-owned corporate subsidiaries which are “qualified REIT subsidiaries.” The Code provides that a qualified REIT subsidiary is not treated as a separate corporation, and all of its assets, liabilities and items of income, deduction and credit are treated as assets, liabilities and items of income, deduction and credit of the REIT. Thus, in applying the requirements described herein, our qualified REIT subsidiaries will be ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit.

A REIT may also hold any direct or indirect interest in a corporation that qualifies as a “taxable REIT subsidiary,” as long as the REIT’s aggregate holdings of taxable REIT subsidiary securities do not exceed 20% of the value of the REIT’s total assets at the close of each quarter. A taxable REIT subsidiary is a fully taxable corporation that generally is permitted to engage in businesses (other than certain activities relating to lodging and health care facilities), own assets, and earn income that, if engaged in, owned, or earned by the REIT, might jeopardize REIT status or result in the imposition of penalty taxes on the REIT. To qualify as a taxable REIT subsidiary, the subsidiary and the REIT must make a joint election to treat the subsidiary as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any corporation (other than a REIT or a qualified REIT subsidiary) in which a taxable REIT subsidiary directly or indirectly owns more than 35% of the total voting power or value. See “Asset Tests” below. A taxable REIT subsidiary will pay tax at regular corporate income tax rates on any taxable income it earns. Moreover, the Code contains rules, including rules requiring the imposition of taxes on a REIT at the rate of 100% on certain reallocated income and expenses, to ensure that contractual arrangements between a taxable REIT subsidiary and its parent REIT are at arm’s-length.

In the case of a REIT which is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of each of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share for purposes of satisfying the gross income and assets tests (as discussed below). In addition, the character of the assets and items of gross income of the partnership will retain the same character in the hands of the REIT. Thus, our proportionate share (based on equity capital) of the assets, liabilities, and items of gross income of the partnerships in which we own an interest are treated as our assets, liabilities and items of gross income for purposes of applying the requirements described herein. The treatment described above also applies with

29

respect to the ownership of interests in limited liability companies or other entities that are treated as partnerships for tax purposes.

A significant number of our investments are held through partnerships. If any such partnerships were treated as an association, the entity would be taxable as a corporation and therefore would be subject to an entity level tax on its income. In such a situation, the character of our assets and items of gross income would change and might preclude us from qualifying as a REIT. We believe that each partnership in which we hold a material interest (either directly or indirectly) is properly treated as a partnership for tax purposes (and not as an association taxable as a corporation).

Special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a taxable mortgage pool. An entity or portion thereof may be classified as a taxable mortgage pool under the Code if:

•	substantially all of the assets consist of debt obligations or interests in debt obligations;
•	more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;
•	the entity has issued debt obligations that have two or more maturities; and
•	the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under Treasury Regulations, if less than 80% of the assets of an entity (or the portion thereof) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a taxable mortgage pool.

An entity or portion thereof that is classified as a taxable mortgage pool is generally treated as a taxable corporation for federal income tax purposes. However, the portion of the REIT’s assets, held directly or through a qualified REIT subsidiary, that qualifies as a taxable mortgage pool is treated as a qualified REIT subsidiary that is not subject to corporate income tax and therefore the taxable mortgage pool classification does not change that treatment. The classification of a REIT, qualified REIT subsidiary or portion thereof as a taxable mortgage pool could, however, result in taxation of a REIT and certain of its shareholders as described below.

IRS guidance indicates that a portion of income from a taxable mortgage pool arrangement, if any, could be treated as “excess inclusion income.” Excess inclusion income is an amount, with respect to any calendar quarter, equal to the excess, if any, of (i) income allocable to the holder of a REMIC residual interest or taxable mortgage pool interest over (ii) the sum of an amount for each day in the calendar quarter equal to the product of (a) the adjusted issue price at the beginning of the quarter multiplied by 120% of the long-term federal rate (determined on the basis of compounding at the close of each calendar quarter and properly adjusted for the length of such quarter). Under such guidance, such income would be allocated among our shareholders in proportion to dividends paid and, generally, may not be offset by net operating losses of the shareholder, would be taxable to tax exempt shareholders who are subject to the unrelated business income tax rules of the Code and would subject non-U.S. shareholders to a 30% withholding tax (without exemption or reduction of the withholding rate). To the extent that excess inclusion income is allocated from a taxable mortgage pool to any disqualified organizations that hold our shares, we may be taxable on this income at the highest applicable corporate tax rate (currently 21%). Because this tax would be imposed on the REIT, all of the REIT’s shareholders, including shareholders that are not disqualified organizations, would bear a portion of the tax cost associated with the classification of any portion of our assets as a taxable mortgage pool.

If we own less than 100% of the ownership interests in a subsidiary that is a taxable mortgage pool, the foregoing rules would not apply. Rather, the subsidiary would be treated as a corporation for federal income tax purposes and would potentially be subject to corporate income tax. In addition, this characterization would affect our REIT income and asset test calculations and could adversely affect our ability to qualify as a REIT.

In the past, we have held certain investments which give rise to excess inclusion income. Currently, we do not hold and do not intend to make investments or enter into financing and securitization transactions that are expected to give rise to our being considered to own an interest, directly or indirectly, in one or more taxable mortgage pools. However, if we were to make such investments or enter into such transactions, the foregoing consequences could apply. Prospective holders are urged to consult their own tax advisors regarding the tax consequences of the taxable mortgage pool rules to them in light of their particular circumstances.

Income Tests. In order to maintain qualification as a REIT, we must satisfy annually certain gross income

30

requirements. First, at least 75% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including “rents from real property;” gain from the sale of real property other than property held for sale to customers in the ordinary course of business; dividends from, and gain from the sale of shares of, other qualifying REITs; certain interest described further below; and certain income derived from a REMIC) or from certain types of qualified temporary investments. Second, at least 95% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from income that qualifies under the foregoing 75% gross income test, other types of dividends and interest, gain from the sale or disposition of stock or securities and certain other specified sources. Any income from a hedging transaction that is clearly and timely identified and hedges indebtedness incurred or to be incurred to acquire or carry real estate assets will not constitute gross income, rather than being treated as qualifying or nonqualifying income, for purposes of the 75% or 95% gross income tests. A hedging transaction also includes a transaction entered into to manage foreign currency risks with respect to items of income and gain (or any property which generates such income or gain) that would be qualifying income under the 75% or 95% gross income tests, but only if such transaction is clearly identified before the close of the day it was acquired, originated or entered into. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests.

Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as “rents from real property” in satisfying the gross income tests if we, or an owner of 10% or more of our shares, actually or constructively own 10% or more of such tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property (based on the ratio of fair market value of personal and real property) will not qualify as “rents from real property.” Finally, in order for rents received to qualify as “rents from real property,” we generally must not operate or manage the property (subject to a de minimis exception as described below) or furnish or render services to the tenants of such property, other than through an independent contractor from whom we derive no revenue or through a taxable REIT subsidiary. We may, however, directly perform certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property (“Permissible Services”).

Rents received generally will qualify as rents from real property notwithstanding the fact that we provide services that are not Permissible Services so long as the amount received for such services meets a de minimis standard. The amount received for “impermissible services” with respect to a property (or, if services are available only to certain tenants, possibly with respect to such tenants) cannot exceed one percent of all amounts received, directly or indirectly, by us with respect to such property (or, if services are available only to certain tenants, possibly with respect to such tenants). The amount that we will be deemed to have received for performing “impermissible services” will be the greater of the actual amounts so received or 150% of the direct cost to us of providing those services.

We believe that substantially all of our rental income will be qualifying income under the gross income tests, and that our provision of services will not cause the rental income to fail to be qualifying income under those tests.

Generally, interest on debt secured by a mortgage on real property or interests in real property qualifies for purposes of satisfying the 75% gross income test described above. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan, a proportionate amount of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. In addition, any interest amount that is based in whole or in part on the income or profits of any person does not qualify for purposes of the foregoing 75% and 95% income tests except (a) amounts that are based on a fixed percentage or percentages of receipts or sales and (b) amounts that are based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by the REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which is generally

31

qualifying income for purposes of both gross income tests.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if such failure was due to reasonable cause and not willful neglect and we file a schedule describing each item of our gross income for such taxable year in accordance with Treasury Regulations, so long as any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of this relief provision. Even if this relief provision applied, a 100% penalty tax would be imposed on the amount by which we failed the 75% gross income test or the amount by which 95% of our gross income exceeds the amount of income qualifying under the 95% gross income test (whichever amount is greater), multiplied by a fraction intended to reflect our profitability.

Subject to certain safe harbor exceptions, any gain realized by us on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income may also have an adverse effect upon our ability to qualify as a REIT. We have not sought and do not intend to seek a ruling from the IRS regarding any dispositions. Accordingly, there can be no assurance that the IRS will not successfully assert a contrary position with respect to our dispositions. If all or a significant portion of our dispositions were treated as prohibited transactions, we would incur a significant U.S. federal tax liability, which could have a material adverse effect on our results of operations.

We will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property (1)  that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured; (2) for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and (3) for which the REIT makes a proper election to treat the property as foreclosure property. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property.

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, unless a longer extension is granted by the Secretary of the Treasury or the grace period terminates earlier due to certain nonqualifying income or activities generated with respect to the property.

Asset Tests. At the close of each quarter of our taxable year, we must also satisfy the following tests relating to the nature of our assets. At least 75% of the value of our total assets, including our allocable share of assets held by partnerships in which we own an interest, must be represented by real estate assets, stock or debt instruments held for not more than one year purchased with the proceeds of an offering of equity securities or a long-term (at least five years) public debt offering by us, cash, cash items (including certain receivables) and government securities. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and certain kinds of mortgage-backed securities (including regular or residual interests in a REMIC to the extent provided in the Code) and mortgage loans. In addition, not more than 25% of our total assets may be represented by securities other than those in the 75% asset class. Not more than 20% of the value of our total assets may be represented by securities of one or more taxable REIT subsidiaries (as defined above under “Requirements for Qualification”). Except for investments included in the 75% asset class, securities in a taxable REIT subsidiary or qualified REIT subsidiary and certain partnership interests and debt obligations, (1) not more than 5% of the value of our total assets may be represented by securities of any one issuer (the “5% asset test”), (2) we may not hold securities that possess more than 10% of the total voting power of the outstanding securities of a single issuer (the “10% voting securities test”) and (3) we may not hold securities that have a value of more than 10% of the total value of the outstanding securities of any one issuer (the “10% value test”).

The following assets are not treated as “securities” held by us for purposes of the 10% value test (i) “straight debt” meeting certain requirements, unless we hold (either directly or through our “controlled” taxable REIT subsidiaries)

32

certain other securities of the same corporate or partnership issuer that have an aggregate value greater than 1% of such issuer’s outstanding securities; (ii) loans to individuals or estates; (iii) certain rental agreements calling for deferred rents or increasing rents that are subject to Section 467 of the Code, other than with certain related persons; (iv) obligations to pay us amounts qualifying as “rents from real property” under the 75% and 95% gross income tests; (v) securities issued by a state or any political subdivision of a state, the District of Columbia, a foreign government, any political subdivision of a foreign government, or the Commonwealth of Puerto Rico, but only if the determination of any payment received or accrued under the security does not depend in whole or in part on the profits of any person not described in this category, or payments on any obligation issued by such an entity; (vi) securities issued by another qualifying REIT; and (vii) other arrangements identified in Treasury Regulations (which have not yet been issued or proposed). In addition, any debt instrument issued by a partnership will not be treated as a “security” under the 10% value test if at least 75% of the partnership’s gross income (excluding gross income from prohibited transactions) is derived from sources meeting the requirements of the 75% gross income test. If the partnership fails to meet the 75% gross income test, then the debt instrument issued by the partnership nevertheless will not be treated as a “security” to the extent of our interest as a partner in the partnership. Also, in looking through any partnership to determine our allocable share of any securities owned by the partnership, our share of the assets of the partnership, solely for purposes of applying the 10% value test will correspond not only to our interest as a partner in the partnership but also to our proportionate interest in certain debt securities issued by the partnership.

We may hold mezzanine loans that are secured by equity interests in a non-corporate entity that directly or indirectly owns real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan to such a non-corporate entity, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, not all of the mezzanine loans that we hold meet all of the requirements for reliance on this safe harbor. We have invested, and intend to continue to invest, in mezzanine loans in a manner that will enable us to continue to satisfy the gross income and asset tests.

We may also hold certain participation interests, or “B-Notes,” in mortgage loans and mezzanine loans originated by other lenders. A B-Note is an interest created in an underlying loan by virtue of a participation or similar agreement, to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of a participant’s investment depends upon the performance of the underlying loan, and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan, and grants junior participations, which will be a first loss position in the event of a default by the borrower. The appropriate treatment of participation interests for federal income tax purposes is not entirely certain. We believe that we have invested, and intend to continue to invest, in participation interests that qualify as real estate assets for purposes of the asset tests, and that generate interest that will be treated as qualifying mortgage interest for purposes of the 75% gross income test, but no assurance can be given that the IRS will not challenge our treatment of these participation interests.

We believe that substantially all of our assets consist of (1) real properties, (2) stock or debt investments that earn qualified temporary investment income, (3) other qualified real estate assets and (4) cash, cash items and government securities. We also believe that the value of our securities in our taxable REIT subsidiaries will not exceed 20% of the value of our total assets. We may also invest in securities of other entities, provided that such investments will not prevent us from satisfying the asset and income tests for REIT qualification set forth above. If any interest we hold in any REIT or other category of permissible investment described above does not qualify as such, we would be subject to the 5% asset test and the 10% voting securities and value tests with respect to such investment.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we inadvertently fail one or more of the asset tests at the end of a calendar quarter because we acquire securities or other property during the quarter, we can cure this failure by disposing of sufficient non qualifying assets within 30 days after the close of the calendar quarter in which it arose. If we were to fail any of the asset tests at the end of any quarter without curing such failure within 30 days after the end of such quarter, we would fail to qualify as a REIT, unless we were to qualify under certain relief provisions. Under one of these relief provisions, if we were to fail the 5% asset test, the 10% voting securities test, or the 10% value test, we nevertheless would continue to qualify as a REIT if the failure was due to the ownership of assets having a total value not exceeding the lesser of 1% of our assets at the end of the relevant quarter or

33

$10,000,000, and we were to dispose of such assets (or otherwise meet such asset tests) within six months after the end of the quarter in which the failure was identified. If we were to fail to meet any of the REIT asset tests for a particular quarter, but we did not qualify for the relief for de minimis failures that is described in the preceding sentence, then we would be deemed to have satisfied the relevant asset test if: (i) following our identification of the failure, we were to file a schedule with a description of each asset that caused the failure; (ii) the failure was due to reasonable cause and not due to willful neglect; (iii) we were to dispose of the non-qualifying asset (or otherwise meet the relevant asset test) within six months after the last day of the quarter in which the failure was identified, and (iv) we were to pay a penalty tax equal to the greater of $50,000, or the highest corporate tax rate multiplied by the net income generated by the non-qualifying asset during the period beginning on the first date of the failure and ending on the date we dispose of the asset (or otherwise cure the asset test failure). It is not possible to predict whether in all circumstances we would be entitled to the benefit of these relief provisions.

Annual Distribution Requirement. With respect to each taxable year, we must distribute to our shareholders as dividends (other than capital gain dividends) at least 90% of our taxable income. Specifically, we must distribute an amount equal to (1) 90% of the sum of our “REIT taxable income” (determined without regard to the deduction for dividends paid and by excluding any net capital gain), and any after-tax net income from foreclosure property, minus (2) the sum of certain items of “excess noncash income” such as income attributable to leveled stepped rents, cancellation of indebtedness and original issue discount. REIT taxable income is generally computed in the same manner as taxable income of ordinary corporations, with several adjustments, such as a deduction allowed for dividends paid, but not for dividends received.

We will be subject to tax on amounts not distributed at regular United States federal corporate income tax rates. In addition, a nondeductible 4% excise tax is imposed on the excess of (1) 85% of our ordinary income for the year plus 95% of capital gain net income for the year and the undistributed portion of the required distribution for the prior year over (2) the actual distribution to shareholders during the year (if any). Net operating losses generated by us may be carried forward indefinitely but not carried back and used by us to reduce REIT taxable income and the amount that we will be required to distribute in order to remain qualified as a REIT. As a REIT, our net capital losses may be carried forward for five years (but not carried back) and used to reduce capital gains.

In general, a distribution must be made during the taxable year to which it relates to satisfy the distribution test and to be deducted in computing REIT taxable income. However, we may elect to treat a dividend declared and paid after the end of the year (a “subsequent declared dividend”) as paid during such year for purposes of complying with the distribution test and computing REIT taxable income, if the dividend is (1) declared before the regular or extended due date of our tax return for such year and (2) paid not later than the date of the first regular dividend payment made after the declaration, but in no case later than 12 months after the end of the year. For purposes of computing the nondeductible 4% excise tax, a subsequent declared dividend is considered paid when actually distributed. Furthermore, any dividend that is declared by us in October, November or December of a calendar year, and payable to shareholders of record as of a specified date in such quarter of such year will be deemed to have been paid by us (and received by shareholders) on December 31 of such calendar year, but only if such dividend is actually paid by us in January of the following calendar year.

For purposes of complying with the distribution test for a taxable year as a result of an adjustment in certain of our items of income, gain or deduction by the IRS or us, we may be permitted to remedy such failure by paying a “deficiency dividend” in a later year together with interest. Such deficiency dividend may be included in our deduction of dividends paid for the earlier year for purposes of satisfying the distribution test. For purposes of the nondeductible 4% excise tax, the deficiency dividend is taken into account when paid, and any income giving rise to the deficiency adjustment is treated as arising when the deficiency dividend is paid.

The IRS has published guidance providing that a publicly-traded REIT may satisfy the annual distribution requirement with distributions consisting of its stock and at least a minimum percentage of cash. Pursuant to this IRS guidance, a REIT may treat the entire amount of a distribution consisting of both stock and cash as a qualifying distribution for purposes of the annual distribution requirement provided that the following requirements are met: (1) the distribution is made by the REIT to its shareholders with respect to its stock; (2) stock of the REIT is publicly traded on an established securities market in the United States; (3) the distribution is declared on or after August 11, 2017; (4) pursuant to such declaration, each shareholder may elect to receive its proportionate share of the declared distribution in either cash or stock of the REIT of equivalent value, subject to a limitation on the amount of cash to be distributed in the aggregate to all shareholders (the “Cash Limitation”), provided that — (a) such Cash Limitation is not less than 20% of the aggregate declared distribution, and (b) if too many shareholders elect to receive cash, each shareholder electing to receive cash will receive a pro rata amount of cash corresponding to the shareholder’s respective entitlement under the

34

declaration, but in no event will any shareholder electing to receive cash receive less than 10% of the shareholder’s entire entitlement under the declaration in cash; (5) the calculation of the number of shares to be received by any shareholder will be determined, as close as practicable to the payment date, based upon a formula utilizing market prices that is designed to equate in value the number of shares to be received with the amount of cash that could be received instead; and (6) with respect to any shareholder participating in a dividend reinvestment plan (“DRIP”), the stock received by that shareholder pursuant to the DRIP is treated as received in exchange for cash received in the distribution.

We believe that we have distributed and intend to continue to distribute to our shareholders in a timely manner such amounts sufficient to satisfy the annual distribution requirements. However, it is possible that timing differences between the accrual of income and its actual collection, and the need to make nondeductible expenditures (such as capital improvements or principal payments on debt) may cause us to recognize taxable income in excess of our net cash receipts, thus increasing the difficulty of compliance with the distribution requirement. In addition, excess inclusion income, if any, might be non-cash accrued income, or “phantom” taxable income, which could therefore adversely affect our ability to satisfy our distribution requirements. In order to meet the distribution requirement, we might find it necessary to arrange for short-term, or possibly long-term, borrowings.

Failure to Qualify. Commencing with our taxable year beginning January 1, 2005, if we were to fail to satisfy one or more requirements for REIT qualification, other than an asset or income test violation of a type for which relief is otherwise available as described above, we would retain our REIT qualification if the failure was due to reasonable cause and not willful neglect, and if we were to pay a penalty of $50,000 for each such failure. It is not possible to predict whether in all circumstances we would be entitled to the benefit of this relief provision. If we fail to qualify as a REIT for any taxable year, and if certain relief provisions of the Code do not apply, we would be subject to federal income tax on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we fail to qualify will not be deductible from our taxable income nor will they be required to be made. As a result, our failure to qualify as a REIT would reduce the cash available for distribution by us to our shareholders. In addition, if we fail to qualify as a REIT, all distributions to shareholders will be taxable as ordinary income, to the extent of our current and accumulated earnings and profits. Subject to certain limitations of the Code, corporate distributees may be eligible for the dividends-received deduction and shareholders taxed as individuals may be eligible for a reduced tax rate on “qualified dividend income” from regular C corporations.

If our failure to qualify as a REIT is not due to reasonable cause but results from willful neglect, we would not be permitted to elect REIT status for the four taxable years after the taxable year for which such disqualification is effective. In the event we were to fail to qualify as a REIT in one year and subsequently requalify in a later year, we may elect to recognize taxable income based on the net appreciation in value of our assets as a condition to requalification. In the alternative, we may be taxed on the net appreciation in value of our assets if we sell properties within ten years of the date we requalify as a REIT under federal income tax laws.

Taxation of Shareholders

As used herein, the term “U.S. shareholder” means a beneficial owner of our common shares who (for United States federal income tax purposes) (1) is a citizen or resident of the United States, (2) is a corporation or other entity treated as a corporation for federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof, (3) is an estate the income of which is subject to United States federal income taxation regardless of its source or (4) is a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or a trust that has a valid election to be treated as a U.S. person pursuant to applicable Treasury Regulations. As used herein, the term “non U.S. shareholder” means a beneficial owner of our common shares who is not a U.S. shareholder or a partnership.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a shareholder, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A shareholder that is a partnership and the partners in such partnership should consult their own tax advisors concerning the U.S. federal income tax consequences of acquiring, owning and disposing of our common shares.

Taxation of Taxable U.S. Shareholders

As long as we qualify as a REIT, distributions made to our U.S. shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income and corporate shareholders will not be eligible for the dividends-received deduction as to such amounts. For purposes of computing our earnings and profits, depreciation for depreciable real estate will be computed on a straight-line basis over a

35

40-year period. For purposes of determining whether distributions on the shares constitute dividends for tax purposes, our earnings and profits will be allocated first to distributions with respect to the Series C Preferred Shares and all other series of preferred shares that are equal in rank as to distributions and upon liquidation with the Series C Preferred Shares, and second to distributions with respect to our common shares. There can be no assurance that we will have sufficient earnings and profits to cover distributions on any common shares. Certain “qualified dividend income” received by domestic non-corporate shareholders may be eligible for preferential dividend rates. Dividends paid by a REIT generally do not qualify as “qualified dividend income” because a REIT is not generally subject to federal income tax on the portion of its REIT taxable income distributed to its shareholders. Therefore, our dividends will continue to be subject to tax at ordinary income rates, subject to two narrow exceptions. Under the first exception, dividends received from a REIT may be treated as “qualified dividend income” eligible for reduced tax rates to the extent that the REIT itself has received qualified dividend income from other corporations (such as taxable REIT subsidiaries) in which the REIT has invested. Under the second exception, dividends paid by a REIT in a taxable year may be treated as qualified dividend income in an amount equal to the sum of (i) the excess of the REIT’s “REIT taxable income” for the preceding taxable year over the corporate-level federal income tax payable by the REIT for such preceding taxable year and (ii) the excess of the REIT’s income that was subject to the Built-in Gains Tax (as described above) in the preceding taxable year over the tax payable by the REIT on such income for such preceding taxable year. We do not expect to distribute a material amount of qualified dividend income, if any.

Tax reform legislation known as the Tax Cuts and Jobs Act created a 20% deduction for certain amounts earned by non-corporate taxpayers through certain pass-through entities as well as REIT ordinary dividends earned by non-corporate taxpayers. As corporations, regulated investment companies are not eligible for the qualified business income deduction. The deduction for REIT ordinary dividends is not subject to limitations applicable to pass-through income generally. Prospective investors should consult with their own tax advisors regarding the application of these rules.

Distributions that are properly designated as capital gain dividends will be taxed as gains from the sale or exchange of a capital asset held for more than one year (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the shareholder has held its shares. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income under the Code. Capital gain dividends, if any, will be allocated among different classes of shares in proportion to the allocation of earnings and profits discussed above.

Distributions in excess of our current and accumulated earnings and profits will constitute a non-taxable return of capital to a shareholder to the extent that such distributions do not exceed the adjusted basis of the shareholder’s shares, and will result in a corresponding reduction in the shareholder’s basis in the shares. Any reduction in a shareholder’s tax basis for its shares will increase the amount of taxable gain or decrease the deductible loss that will be realized upon the eventual disposition of the shares. We will notify shareholders at the end of each year as to the portions of the distributions which constitute ordinary income, capital gain or a return of capital. Any portion of such distributions that exceeds the adjusted basis of a U.S. shareholder’s shares will be taxed as capital gain from the disposition of shares, provided that the shares are held as capital assets in the hands of the U.S. shareholder.

Aside from the different income tax rates applicable to ordinary income and capital gain dividends for noncorporate taxpayers, regular and capital gain dividends from us will be treated as dividend income for most other federal income tax purposes. In particular, such dividends will be treated as “portfolio” income for purposes of the passive activity loss limitation and shareholders generally will not be able to offset any “passive losses” against such dividends. Capital gain dividends and qualified dividend income may be treated as investment income for purposes of the investment interest limitation contained in Section 163(d) of the Code, which limits the deductibility of interest expense incurred by noncorporate taxpayers with respect to indebtedness attributable to certain investment assets.

In general, dividends paid by us will be taxable to shareholders in the year in which they are received, except in the case of dividends declared at the end of the year, but paid in the following January, as discussed above.

In general, a U.S. shareholder will realize capital gain or loss on the disposition of shares equal to the difference between (1) the amount of cash and the fair market value of any property received on such disposition and (2) the shareholder’s adjusted basis of such shares. Such gain or loss will generally be short-term capital gain or loss if the shareholder has not held such shares for more than one year and will be long-term capital gain or loss if such shares have been held for more than one year. Loss upon the sale or exchange of shares by a shareholder who has held such shares for six months or less (after applying certain holding period rules) will be treated as long-term capital loss to the extent of distributions from us required to be treated by such shareholder as long-term capital gain.

We may elect to retain and pay income tax on net long-term capital gains. If we make such an election, you, as a holder

36

of shares, will (1) include in your income as long-term capital gains your proportionate share of such undistributed capital gains, (2) be deemed to have paid your proportionate share of the tax paid by us on such undistributed capital gains and thereby receive a credit or refund for such amount and (3) in the case of a U.S. shareholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS. As a holder of shares you will increase the basis in your shares by the difference between the amount of capital gain included in your income and the amount of tax you are deemed to have paid. Our earnings and profits will be adjusted appropriately.

Net Investment Income Tax

Certain U.S. shareholders that are individuals, estates or certain trusts are generally subject to a 3.8% tax on “net investment income,” which includes, among other things, interest, dividends on and gains from the sale or other disposition of stock, and rents from certain passive activities. Prospective investors should consult their own tax advisors regarding the applicability of this tax to any income and gain in respect to our shares.

Taxation of Non-U.S. Shareholders

The following discussion is only a summary of the rules governing United States federal income taxation of non-U.S. shareholders such as nonresident alien individuals and foreign corporations.

Prospective non-U.S. shareholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in shares, including any reporting requirements.

Distributions. Distributions that are not attributable to gain from sales or exchanges by us of “United States real property interests” or otherwise effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business and that are not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. Certain tax treaties limit the extent to which dividends paid by a REIT can qualify for a reduction of the withholding tax on dividends. Our dividends that are attributable to excess inclusion income, if any, will be subject to 30% U.S. withholding tax without reduction under any otherwise applicable tax treaty. See “— Taxation of the Company-Requirements for Qualification” above. Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. shareholder to the extent that they do not exceed the adjusted basis of the shareholder’s shares, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a non-U.S. shareholder’s shares, they will give rise to tax liability if the non-U.S. shareholder would otherwise be subject to tax on any gain from the sale or disposition of its shares, as described below. If a distribution is treated as effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distribution, and a non-U.S. shareholder that is a corporation also may be subject to the 30% branch profits tax (or lower rate under an applicable tax treaty if any) with respect to the distribution.

For withholding tax purposes, we are generally required to treat all distributions as if made out of our current or accumulated earnings and profits and thus intend to withhold at the rate of 30% (or a reduced treaty rate if applicable) on the amount of any distribution (other than distributions designated as capital gain dividends) made to a non-U.S. shareholder. We would not be required to withhold at the 30% rate on distributions we reasonably estimate to be in excess of our current and accumulated earnings and profits. If it cannot be determined at the time a distribution is made whether such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to ordinary dividends. However, the non-U.S. shareholder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of our current or accumulated earnings and profits, and the amount withheld exceeded the non-U.S. shareholder’s United States tax liability, if any, with respect to the distribution.

For any year in which we qualify as a REIT, distributions to non-U.S. shareholders (other than certain investors including “qualified foreign pension funds”) who own more than 10% of our shares and that are attributable to gain from sales or exchanges by us of United States real property interests will be taxed under the provisions of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”). Under FIRPTA, a non-U.S. shareholder is taxed as if such gain were effectively connected with a United States business. Non-U.S. shareholders who own more than 10% of our shares would thus be taxed at the normal capital gain rates applicable to U.S. shareholders (subject to alternative minimum tax, if applicable,). Also, distributions made to non-U.S. shareholders who own more than 10% of our shares may be subject to a

37

30% branch profits tax (or lower rate under an applicable tax treaty if any) in the hands of a corporate non-U.S. shareholder. We are required by applicable regulations to withhold the highest applicable corporate tax rate (currently 21%) of any distribution that could be designated by us as a capital gain dividend regardless of the amount actually designated as a capital gain dividend. This amount is creditable against the non-U.S. shareholder’s FIRPTA tax liability.

A “qualified foreign pension fund” is any trust, corporation, or other organization or arrangement (i) which is created or organized under the laws of a country other than the United States; (ii) which is established to provide retirement or pension benefits to current or former employees (or their designees) of one or more employers in consideration for services rendered; (iii) which does not have a single participant or beneficiary entitled to more than 5% of its assets or income; (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates; and (v) as to which, under the laws of the country in which it is established or operates: (a) contributions to that trust, corporation, organization or arrangement which would otherwise be subject to tax under those laws are deductible or excluded from the gross income of the entity or taxed at a reduced rate, or (b) taxation of any investment income of the trust, corporation, organization or arrangement is deferred or that income is taxed at a reduced rate.

Distributions made to REIT shareholders, that are attributable to gain from sales or exchanges of United States real property interests will retain their character as gain subject to the rules of FIRPTA discussed above when distributed by such REIT shareholders to their respective shareholders.

If a non-U.S. shareholder does not own more than 10% of our shares during the one-year period prior to a distribution attributable to gain from sales or exchanges by us of United States real property interests, such distribution will not be considered to be gain effectively connected with a U.S. business as long as the class of shares continues to be regularly traded on an established securities market in the United States. As such, a non-U.S. shareholder who does not own more than 10% of our shares would not be required to file a U.S. federal income tax return by reason of receiving such a distribution. In this case, the distribution will be treated as a REIT dividend to that non-U.S. shareholder and taxed as a REIT dividend that is not a capital gain distribution as described above. In addition, the branch profits tax will not apply to such distributions. If our common shares cease to be regularly traded on an established securities market in the United States, all non-U.S. shareholders of our common shares would be subject to taxation under FIRPTA with respect to capital gain distributions attributable to gain from the sale or exchange of United States real property interests.

Dispositions. Gain recognized by a non-U.S. shareholder upon a sale or disposition of our common shares generally will not be taxed under FIRPTA if we are a “domestically controlled REIT,” defined generally as a REIT in which at all times during a specified testing period less than 50% in value of our shares was held directly or indirectly by non-U.S. persons. We believe, but cannot guarantee, that we have been a “domestically controlled REIT.” However, because our shares are publicly traded, no assurance can be given that we will continue to be a “domestically controlled REIT.”

Notwithstanding the general FIRPTA exception for sales of domestically controlled REIT stock discussed above, a disposition of domestically controlled REIT stock will be taxable if the disposition occurs in a wash sale transaction relating to a distribution on such stock. In addition, FIRPTA taxation will apply to substitute dividend payments received in securities lending transactions or sale-repurchase transactions of domestically controlled REIT stock to the extent such payments are made to shareholders in lieu of distributions that would have otherwise been subject to FIRPTA taxation. The foregoing rules regarding wash sales and substitute dividend payments with respect to domestically controlled REIT stock will not apply to stock that is regularly traded on an established securities market within the United States and held by a non-U.S. shareholder that held 10% or less of such stock during the one-year period prior to the related distribution.

In addition, a non-U.S. shareholder that owns, actually or constructively, 10% or less of a class of our shares through a specified testing period, whether or not our shares are domestically controlled, will not be subject to tax on the sale of its shares under FIRPTA if the shares are regularly traded on an established securities market. If the gain on the sale of shares were to be subject to taxation under FIRPTA, the non-U.S. shareholder would be subject to the same treatment as U.S. shareholders with respect to such gain (subject to alternative minimum tax, if applicable and possible application of the 30% branch profits tax in the case of foreign corporations) and the purchaser would be required to withhold and remit to the IRS 15% of the purchase price.

Gain not subject to FIRPTA will be taxable to a non-U.S. shareholder if (1) investment in the shares is effectively connected with the non-U.S. shareholder’s U.S. trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain, or (2) the non-U.S. shareholder is a nonresident alien

38

individual who was present in the United States for 183 days or more during the taxable year and such nonresident alien individual has a “tax home” in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Taxation of Tax — Exempt Shareholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts (“Exempt Organizations”), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”). While investments in real estate may generate UBTI, the IRS has issued a published ruling to the effect that dividend distributions by a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling, amounts distributed by us to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of our shares with debt, a portion of its income from us, if any, will constitute UBTI pursuant to the “debt-financed property” rules under the Code. In addition, our dividends that are attributable to excess inclusion income, if any, will constitute UBTI for most Exempt Organizations. See “Taxation of the Company-Requirements for Qualification” above. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under specified provisions of the Code are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

In addition, a pension trust that owns more than 10% of our shares is required to treat a percentage of the dividends from us as UBTI (the “UBTI Percentage”) in certain circumstances. The UBTI Percentage is our gross income derived from an unrelated trade or business (determined as if we were a pension trust) divided by our total gross income for the year in which the dividends are paid. The UBTI rule applies only if (i) the UBTI Percentage is at least 5%, (ii) we qualify as a REIT by reason of the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding our shares in proportion to their actuarial interests in the pension trust, and (iii) either (A) one pension trust owns more than 25% of the value of our shares or (B) a group of pension trusts individually holding more than 10% of the value of our capital shares collectively owns more than 50% of the value of our capital shares.

Information Reporting and Backup Withholding

U.S. Shareholders

We will report to U.S. shareholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a shareholder may be subject to backup withholding, currently at a rate of 24%, with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. A U.S. shareholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Amounts withheld as backup withholding will be creditable against the shareholder’s income tax liability if proper documentation is supplied. In addition, we may be required to withhold a portion of capital gain distributions made to any shareholders who fail to certify their non-foreign status to us.

Non-U.S. Shareholders

Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. shareholder, such holder’s name and address, and the amount of tax withheld, if any. A similar report is sent to the non-U.S. shareholder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-U.S. shareholder’s country of residence. Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. shareholder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-United States status on an IRS Form W-8BEN-E, W-8BEN or another appropriate version of IRS FormW-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or our paying agent has actual knowledge, or reason to know, that a non-U.S. shareholder is a United States person.

Backup withholding is not an additional tax. Rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is furnished to the IRS.

39

Foreign Account Tax Compliance Act

Sections 1471 to 1474 of the Code and the U.S. Treasury Regulations promulgated thereunder (“FATCA”) impose certain increased certification requirements and information reporting for Non-U.S. Shareholders. In the event of noncompliance with FATCA, a 30% withholding tax could be imposed on payments of interest or other fixed or determinable annual or periodic income. In the future, gross proceeds from the sale or other disposition of the Interests may also become subject to a withholding tax of 30% under FATCA. Until final Treasury Regulations are issued, however, we and any withholding agent may rely on proposed Treasury Regulations that eliminate FATCA withholding on such gross proceeds. FATCA should not apply to Non-U.S. Shareholders who are individuals and provide a properly completed Form W-8. However, payments in respect of Interests to Non-U.S. Shareholders who are individuals could be affected by this withholding if such Non-U.S. Shareholders hold shares through a non-US person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to the Non-U.S. Shareholders would not otherwise have been subject to FATCA withholding). We will not pay any additional amounts to Non-U.S. Shareholders in respect of any amounts withheld. Non-U.S. Shareholders are encouraged to consult their tax advisors regarding the possible implications of FATCA on their investment in shares.

40

SELLING SECURITYHOLDERS

Information about any selling securityholders will be added to this prospectus pursuant to a prospectus supplement.

41

PLAN OF DISTRIBUTION

General. We and/or the selling securityholders may sell the securities being offered by this prospectus in one or more of the following ways from time to time:

•	to/or through underwriters or dealers;
•	to/or through agents;
•	in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;
•	directly to one or more purchasers; or
•	through a combination of any of these methods of sale.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options. In addition, the manner in which we and/or the selling securityholders may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•	privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

•	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common shares pursuant to this prospectus, in which case such broker-dealer or affiliate may use common shares received from us to close out its short positions;
•	sell securities short and redeliver such shares to close out our short positions;
•	enter into option or other types of transactions that require us to deliver common shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the common shares under this prospectus; or
•	loan or pledge the common shares to a broker-dealer or an affiliate thereof who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the terms of the offering;
•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;
•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;
•	any delayed delivery arrangements;
42

•	the terms of any subscription rights;
•	any initial public offering price;
•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the selling securityholders, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale, including in “at the market offerings”;
•	at prices related to the prevailing market prices; or
•	at negotiated prices.

Selling Shareholders. The selling securityholders may offer our securities in one or more offerings, and if required by applicable law or in connection with an underwritten offering, pursuant to one or more prospectus supplements, and any such prospectus supplement will set forth the terms of the relevant offering as described above. To the extent our securities offered pursuant to a prospectus supplement or otherwise remain unsold, the selling securityholders may offer those securities on different terms pursuant to another prospectus supplement or in a private transaction. Sales by the selling securityholders may not require the provision of a prospectus supplement.

In addition to the foregoing, each of the selling securityholders may offer our securities at various times in one or more of the following transactions: through short sales, derivative and hedging transactions; by pledge to secure debts and other obligations; through offerings of securities exchangeable, convertible or exercisable for our securities; under forward purchase contracts with trusts, investment companies or other entities (which may, in turn, distribute their own securities); through distribution to its members, partners or shareholders; in exchange or over-the-counter market transactions; and/or in private transactions.

Each of the selling securityholders also may resell all or a portion of our securities that it owns in open market transactions in reliance upon Rule 144 under the Securities Act, or any other available exemption from required registration under the Securities Act, provided it meets the criteria and conforms to the requirements of Rule 144.

Underwriting Compensation. Any public offering price and any fees, discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and/or the selling securityholders and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their fees, commissions or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents. If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. We and/or the selling securityholders may offer the securities to the public either through an underwriting syndicate represented by one or more managing underwriters or through one or more underwriter(s). The underwriters in any particular offering will be identified in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we and/or the selling securityholders will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise

43

specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, re allowed or paid to dealers may be changed from time to time.

We and/or selling securityholders may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We and/or selling securityholders may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us and/or selling securityholders. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and/or selling securityholders and its compensation.

In connection with offerings made through underwriters or agents, we and/or selling securityholders may enter into agreements with such underwriters or agents pursuant to which we and/or selling securityholders receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us and/or selling securityholders under these arrangements to close out any related open borrowings of securities.

Dealers. We and/or selling securityholders may sell the offered securities to dealers as principals. We and/or selling securityholders may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us and/or selling securityholders at the time of resale. Dealers engaged by us and/or selling securityholders may allow other dealers to participate in resales.

Direct Sales. We and/or selling securityholders may choose to sell the offered securities directly to multiple purchasers or a single purchaser. In this case, no underwriters or agents would be involved.

Institutional Purchasers. We and/or selling securityholders may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We and/or selling securityholders may enter into such delayed contracts only with institutional purchasers that we and/or selling securityholders approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Subscription Offerings. Direct sales to investors or our shareholders may be accomplished through subscription offerings or through shareholder subscription rights distributed to shareholders. In connection with subscription offerings or the distribution of shareholder subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may sell any unsubscribed securities to third parties directly or through underwriters or agents. In addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters or agents. If securities are to be sold through shareholder subscription rights, the shareholder subscription rights will be distributed as a dividend to the shareholders for which they will pay no separate consideration. The prospectus supplement with respect to the offer of securities under shareholder subscription rights will set forth the relevant terms of the shareholder subscription rights, including:

•	whether common shares, preferred shares, or warrants for those securities will be offered under the shareholder subscription rights;
•	the number of those securities or warrants that will be offered under the shareholder subscription rights;
•	the period during which and the price at which the shareholder subscription rights will be exercisable;
•	the number of shareholder subscription rights then outstanding;
•	any provisions for changes to or adjustments in the exercise price of the shareholder subscription rights; and
44

•	any other material terms of the shareholder subscription rights.

Indemnification; Other Relationships. We and/or selling securityholders may agree to indemnify underwriters, dealers, agents and remarketing firms against civil liabilities, including liabilities under the Securities Act and to make contribution to them in connection with those liabilities. Underwriters, dealers, agents and remarketing firms, and their affiliates, may engage in transactions with, or perform services for us and our affiliates, in the ordinary course of business, including commercial banking transactions and services.

Market Making, Stabilization and Other Transactions. Each series of securities offered by us will be a new issue of securities and may have no established trading market other than our common shares and outstanding preferred shares which are currently listed on the NYSE. Any underwriters to whom we and/or selling securityholders sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange, and any such listing if pursued will be described in the applicable prospectus supplement.

To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

45

LEGAL MATTERS

Certain legal matters, including the legality of certain of the securities covered by this prospectus, will be passed upon for us by Paul Hastings LLP. Certain legal matters under Maryland law, including the legality of certain of the securities covered by this prospectus, will be passed on for us by Venable LLP, Baltimore, Maryland.

EXPERTS

The financial statements incorporated in this Registration Statement by reference from Lexington Realty Trust's Annual Report on Form 10-K, and the effectiveness of Lexington Realty Trust's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

LXP files annual, quarterly and current reports, proxy statements (as applicable) and other information with the SEC. Our filings with the SEC are available to the public on the Internet at the SEC’s website at http://www.sec.gov. We also maintain a website at http://www.lxp.com through which you can obtain copies of documents that we file with the SEC. The contents of that website are not incorporated by reference in or otherwise a part of this prospectus.

The SEC allows LXP to “incorporate by reference” the information we file with the SEC, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference herein is an important part of this prospectus. Any statement contained herein or in a prospectus supplement hereto or in any document incorporated by reference will be deemed to be amended, modified or superseded for the purpose of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or a later document that is or is considered to be incorporated by reference herein amends, modifies or supersedes such statement. Any statements so amended, modified or superseded will not be deemed to constitute a part of this prospectus, except as so amended, modified or superseded.

LXP incorporates by reference in this prospectus the documents listed below and any future filings that LXP may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 18, 2021;
•	the description of our common shares contained in Exhibit 4.10 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the Commission on February 18, 2021;
•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 6, 2020; and
•	our Registration Statement on Form 8-A, filed with the SEC on December 8, 2004.

To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents), write us at the following address or call us at the telephone number listed below:

Lexington Realty Trust
One Penn Plaza
Suite 4015
Attention: Investor Relations
New York, New York 10119-4015
(212) 692-7200

46

16,000,000 Shares
of Beneficial Interest Classified as Common Stock

P R O S P E C T U S S U P P L E M E N T

Wells Fargo Securities

J.P. Morgan

KeyBanc Capital Markets

May 10, 2021